As filed with the Securities and Exchange Commission on February 22, 2005
Registration No. 333-122450

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Technical Olympic USA, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1520	76-0460831
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4000 Hollywood Boulevard, Suite 500 N

Hollywood, Florida 33021
(954) 364-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Patricia M. Petersen, Esq.

4000 Hollywood Boulevard, Suite 500 N
Hollywood, Florida 33021
Phone: (954) 364-4000
Fax: (954) 364-4037
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:

Kara L. MacCullough, Esq.
Akerman Senterfitt
One S.E. Third Avenue, 28th Floor
Miami, Florida 33131
Phone: (305) 374-5600
Fax: (305) 374-5095

      Approximate date of commencement of proposed sale of the securities to the public: as soon as practicable after the effective date of this registration statement.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:     ☐

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

	State or Other	Primary Standard	IRS
	Jurisdiction of	Industrial	Employer
	Incorporation or	Classification Code	Identification
Exact Name of Registrant as Specified in its Charter	Organization	Number	Number

Engle Homes Delaware, Inc.	Delaware	1520	51-0394120
Engle Homes Residential Construction, L.L.C.	Arizona	1520	32-0067156
Engle/ James LLC	Colorado	1520	84-1442544
McKay Landing LLC	Colorado	1520	84-1488307
Newmark Homes Business Trust	Delaware	1520	76-6166146
Newmark Homes Purchasing, L.P.	Texas	1520	76-0660771
Newmark Homes, L.P.	Texas	1520	76-0515833
Newmark Homes, L.L.C.	Delaware	1520	51-0461118
Preferred Builders Realty, Inc.	Florida	1520	59-2552841
Silverlake Interests, L.C.	Texas	1520	74-2900725
TOI, LLC	Delaware	1520	27-0069855
TOUSA Associates Services Company	Delaware	1520	37-1448116
TOUSA Delaware, Inc.	Delaware	1520	20-0326629
TOUSA Financing, Inc.	Delaware	1520	75-3097711
TOUSA Homes, Inc. (f/k/a Engle Homes, Inc.)	Florida	1531	59-2214791
TOUSA Homes, L.P.	Delaware	1520	20-2011230
TOUSA, LLC	Delaware	1520	20-2011139
TOUSA Ventures, LLC	Florida	1520	14-1876949

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange these securities and it is not soliciting an offer to exchange these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2005

PROSPECTUS

(LOGO)

Technical Olympic USA, Inc.

Exchange Offer for $200,000,000
7 1/2% Senior Subordinated Notes due 2015
that are guaranteed on a senior subordinated unsecured
basis by the subsidiary guarantors

Exchange Offer

     We will exchange new notes that are registered under the Securities Act for old notes that were issued on December 21, 2004. All old notes that are validly tendered and not validly withdrawn will be exchanged. We will receive no proceeds from the exchange offer.

Exchange Offer Expiration

     The exchange offer will expire at 5:00 p.m., New York City time on [21 business days after commencement of offer], or a later date and time to which the expiration of the exchange offer may be extended.

Old Notes

     On December 21, 2004, we issued $200,000,000 of 7 1/2% Senior Subordinated Notes due 2015. If you tender your old notes in the exchange offer, interest will cease to accrue when your new notes are issued. If you do not tender your old notes in the exchange offer, your old notes will continue to be subject to the same terms and restrictions except that we will not be required to register your old notes under the Securities Act.

New Notes

     The new notes are identical to the old notes except that the new notes will be registered under the Securities Act. We will apply for listing of the new notes on the New York Stock Exchange.

•	Maturity: January 15, 2015.

•	Change of Control: You can require us to purchase all or part of your notes at 101% of the aggregate principal amount plus accrued and unpaid interest, if any, to the date of repurchase.

•	Interest: Paid semi-annually on January 15 and July 15 of each year, beginning on July 15, 2005.

•	Guarantors: Our material domestic subsidiaries, other than our mortgage and title subsidiaries.

•	Redemption by us: We may redeem all or part of the notes at any time prior to January 15, 2015 by paying a “make- whole” premium based on U.S. Treasury rates as specified in this prospectus under “Description of the Notes — Optional Redemption.” Prior to January 15, 2008, we may redeem up to 35% of the notes from the proceeds of certain sales of our equity securities at a specified redemption price. Redemption prices are specified in this prospectus under “Description of the Notes — Optional Redemption.”

•	Ranking: The new notes will be senior subordinated unsecured obligations of Technical Olympic USA, Inc. The notes will rank equal in right of payment with our currently outstanding 10 3/8% senior subordinated notes and 7 1/2% senior subordinated notes and our future unsecured senior subordinated debt, will rank senior in right of payment to all of our existing and future subordinated debt, and will be junior in right of payment to all of our existing and future senior debt, including our 9% senior notes and debt outstanding under our New Credit Facility.

       Investment in the notes to be issued in the exchange offer involves risks. See the risk factors section beginning on page 13.

     This prospectus and the accompanying letter of transmittal are first being mailed to holders of outstanding notes on or about                    , 2005.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market making activities or other trading activities. We have agreed that for a period ending upon the earlier of (1) 180 days after the exchange offer has been completed or (2) the date on which exchanging broker-dealers and the initial purchaser of the old notes no longer own any new notes, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

      This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide you with copies of this information, without charge, upon written or oral request to:

Technical Olympic USA, Inc.

4000 Hollywood Boulevard, Suite 500 N
Hollywood, Florida 33021
Attention: General Counsel
Phone: (954)-364-4000
Fax: (954)-364-4037

      In order to receive timely delivery of this information, you should make your request no later than                     , 2005, which is five business days before the expiration date of the exchange offer. For a more detailed discussion about the information about us that is incorporated by reference into this prospectus, see “Where You Can Find More Information.”

i

PROSPECTUS SUMMARY

      This prospectus summary highlights selected information about us. In addition to reading this summary, you should carefully review the entire prospectus, especially the “Risk Factors” section of this document beginning on page 13. In addition, certain statements include forward-looking information which involves risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

      Unless this prospectus otherwise indicates or the context otherwise requires, the terms “we,” “our,” or “us,” as used in this prospectus refer to Technical Olympic USA, Inc. and its subsidiaries.

Overview

      We design, build and market high quality detached single-family residences, town homes, and condominiums. We operate in markets characterized by strong population and income growth. Currently we conduct homebuilding operations in 15 metropolitan markets, located in four major geographic regions: Florida, the Mid-Atlantic, Texas and the West.

      For the year ended December 31, 2003, we delivered 6,135 homes, with an average sales price of $262,000 and generated approximately $1.6 billion in revenues from home sales and $82.7 million in income from continuing operations. For the nine months ended September 30, 2004, we delivered 4,983 homes, with an average sales price of $275,000 and generated approximately $1.4 billion in revenues from home sales and $70.2 million in income from continuing operations. Our unconsolidated joint ventures delivered an additional 27 homes, with an average sales price of $304,000, during the same nine month period. At December 31, 2003, our homebuilding operations had a backlog of 3,128 homes under contract, representing $855.4 million in expected revenues. At September 30, 2004, our homebuilding operations had a backlog of 5,868 homes under contract, representing $1.7 billion in expected revenues, and our unconsolidated joint ventures had a backlog of 303 homes under contract, representing $95.4 million in expected revenues.

      We market our homes to a diverse group of homebuyers, including “first-time” homebuyers, “move-up” homebuyers, homebuyers who are relocating to a new city or state, buyers of second or vacation homes, active-adult homebuyers and homebuyers with grown children who want a smaller home (“empty-nesters”). Our homes are marketed under various brand names, including Engle Homes, Newmark Homes, Fedrick, Harris Estate Homes, Trophy Homes and Gilligan Homes. As of September 30, 2004, we either owned or had options to acquire approximately 50,100 homesites, and our consolidated operations were actively marketing in 246 communities, while our unconsolidated joint ventures were actively marketing in an additional 6 communities.

      As part of our objective to provide homebuyers a seamless home purchasing experience, we have developed our complementary financial services business. As part of this business, we provide mortgage financing, closing and settlement services and offer title, homeowners’ and other insurance products. Our mortgage financing operation’s revenues consist primarily of origination and premium fee income, interest income and the gain on the sale of the mortgages. We sell substantially all of our mortgages and the related servicing rights to third party investors. Our mortgage financing services are used primarily by buyers of our homes, although we also offer these services to existing homeowners. By comparison, our closing services and our insurance agency operations are used by our homebuyers as well as a broad range of other clients purchasing or refinancing residential or commercial real estate.

Competitive Strengths

High Growth Markets

      We believe that by focusing our homebuilding operations in high growth markets, we are well positioned to expand our business and maximize our financial returns. We operate in five of the eight fastest growing states in the United States, based on population growth from 1990 to 2000. The average median population growth in the eight states where we have divisions was 28.1% from 1990 to 2000, as compared to the

U.S. average of 13.1%. In addition, each of the states in which we operate has demonstrated a history of solid economic growth. These eight states had an average median income growth of 13.3%, as compared to the U.S. average of 4.0%, from 1989 to 1999. We expect that these growth trends will increase future housing demand in our markets. Additionally, based on our relative position in each of these markets, we believe we have the opportunity to expand our operations.

Geographic and Customer Diversification

      We operate in 15 geographically diverse markets. For the year ended December 31, 2003, none of the 14 metropolitan markets in which we operated during such period represented more than 15% of our total revenues. Within our markets, we target a diverse customer base including first-time, move-up, relocating, active-adult and empty-nester homebuyer segments. For the year ended December 31, 2003, we generated 39% of our revenues from home sales from homes in the $200,000 to $300,000 price range, 24% of our revenues from home sales from homes in the $300,000 to $400,000 price range, 19% of our revenues from home sales from homes in the under $200,000 price range, and 18% of our revenues from home sales from homes in the over $400,000 price range. We believe that this diversification protects us from downturns in any one market or price segment and provides us with additional growth opportunities.

Experienced Management Team

      We balance our local expertise and focus with a seasoned and professional senior management team. Our regional and divisional managers have an average of 20 years of homebuilding experience in their local markets. As a result, they have developed in-depth market expertise and familiarity with their customers and subcontractors. In addition, as a result of their long-standing relationships with local land sellers and developers, our regional and divisional managers are well-positioned to acquire premium land and homesites. Our senior corporate managers have an average of more than 18 years of experience in the homebuilding business and have a successful track record of delivering strong results in varying homebuilding cycles. The experience and depth of our management team provides us the capability to quickly evaluate and successfully capitalize on market opportunities and adjust to changing national, regional and local business conditions.

Strong Land Positions and Disciplined Acquisition Strategy

      Land is our key raw material and one of our most valuable assets. We believe that by acquiring land and homesites in premier locations, we enhance our competitive standing and reduce our exposure to economic downturns. We believe that homes in premier locations continue to attract homebuyers in both strong and weak economic conditions. We consider that our disciplined acquisition strategy of balancing homesites and land we own and those we can acquire under option contracts provides us access to a substantial supply of quality homesites and land while conserving our invested capital and optimizing our returns. Generally, we acquire only homesites and entitled land suitable for homesite development and residential construction.

Strong Brand Recognition and Customer Service

      We market our homes under various brand names, including Engle Homes, Newmark Homes, Fedrick, Harris Estate Homes, Trophy Homes and Gilligan Homes. We believe our brands are widely recognized in the markets in which we operate for providing quality homes in desirable locations and enjoy a solid reputation among potential homebuyers. We believe that customer satisfaction enhances our reputation for quality and service and leads to significant repeat and referral business. In our industry, customer satisfaction is based in large part on our ability to respond promptly and courteously to homebuyers before, during and after the sale of our homes. As part of our customer service program, we conduct home orientations and pre-delivery inspections to promptly address any outstanding construction issues and, in most of our markets, we contract independent third parties to conduct periodic post-delivery evaluations of the customer’s satisfaction with their home, as well as the customer’s experience with our sales personnel, construction department and title and mortgage services.

Business Strategies

Capitalize on Growth Potential in Our Current Markets

      We believe that a significant portion of our future growth will stem from our ability to increase our homes sales and capture additional market share within our current markets. Currently, we conduct homebuilding operations in 15 metropolitan markets, each of which is highly fragmented with numerous smaller homebuilders. Our reputation as a high quality homebuilder combined with our financial resources gives us an advantage over many smaller homebuilders with whom we compete. Consequently, we have an opportunity to significantly strengthen our market position by expanding our product offerings and increasing the number of our active selling communities. Our current markets have demonstrated solid income and population growth trends. As a result, we expect that strong demand for new housing in our current markets will also contribute to our growth. By leveraging our current operations, we believe that we will, over time, maximize our financial returns, strengthen our margins and increase our revenues and profitability.

Expand Our Use of Joint Ventures and Option Contracts to Maximize our Return on Assets

      We have entered into, and expect to expand our use of, joint ventures that acquire and develop land for our homebuilding operations, and/or joint ventures that develop land and also build and market homes. We believe that these joint ventures help us acquire attractive land positions, mitigate and share the risk associated with land ownership and development, increase our return on capital and extend our capital resources. In addition, we seek to use option contracts to acquire land whenever feasible. Option contracts allow us to control significant homesite positions with minimal capital investment and substantially reduce the risks associated with land ownership and development. At September 30, 2004, we controlled approximately 50,100 homesites of which approximately 75% were controlled through various option contracts.

Grow Our Financial Services Business

      Our financial services operations require minimal capital investment and are profitable because of the high margins we obtain from our mortgage financing operation and the high volume of transactions generated from our title insurance and closing services operations. We believe that these financial services complement our homebuilding operations and provide homebuyers a seamless home purchasing experience. For the nine months ended September 30, 2004, approximately 12% of our homebuyers paid in cash and 60% of our non-cash homebuyers used the services of our mortgage business, while 96% of our homebuyers used our title and closing services. We believe that we have an opportunity to grow our financial services business by:

•	increasing the percentage of our homebuyers who use our financial services;

•	marketing our financial services more actively to buyers of homes built by other homebuilders, including smaller homebuilders that do not provide their own financial services; and

•	offering additional services that complement our existing financial services in all our markets.

Selectively Expand Into New Markets

      We intend to supplement our primary growth strategy of expansion in our current markets with a disciplined, financial return oriented approach to entering new markets. We will focus on entering metropolitan areas that have favorable homebuilding characteristics, including availability of strong management with local market expertise as well as solid income and population growth trends, significant single-family home permit activity, a diversified economy and an adequate supply of obtainable homesites. We believe this long-term emphasis on geographic diversification across a range of growing markets with strong fundamentals will enable us to minimize our exposure to adverse economic conditions, seasonality and housing cycles in individual local markets. We will enter new markets through strategic acquisitions of other homebuilders and through initiating operations using our existing management expertise and resources.

Recent Events

      On February 16, 2005, we released financial results for the year ended December 31, 2004. Homebuilding revenues for the full year 2004 were $2.1 billion, a 28% increase over the $1.6 billion reported in 2003. Revenues from unconsolidated joint ventures for the year ended December 31, 2004 were $34.7 million. We delivered 7,337 homes (including deliveries by unconsolidated joint ventures), an increase of 20%, and our average sales price on delivered homes increased 5% to $275,000 from $262,000 for 2003. Net income for the year ended December 31, 2004, was $119.6 million (or $2.60 per diluted share), a 45% increase over the $82.7 million reported in the prior year.

      For the year, net new sales orders increased 45% to 9,933 (including unconsolidated joint ventures) from 6,835 in the prior year. As of December 31, 2004, we had 5,763 homes in backlog (including unconsolidated joint ventures), with an aggregate sales value of $1.6 billion.

Executive Offices

      Our executive offices are located at 4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida 33021, and our telephone number is (954) 364-4000. Our web address is www.tousa.com. We do not intend the information on our website to constitute part of this prospectus and registration statement.

The Exchange Offer

Securities Offered	$200.0 million in aggregate principal amount of 7 1/2% senior subordinated notes due 2015 that are guaranteed on a senior subordinated unsecured basis by our material domestic subsidiaries, other than our mortgage and title subsidiaries. The terms of the new notes and the old notes are identical except for the transfer restrictions and registration rights. The new notes and the old notes are collectively referred to as the “notes.”

Issuer	Technical Olympic USA, Inc.

Issue Date	December 21, 2004.

Maturity Date	January 15, 2015.

The Exchange Offer	We are offering to exchange $1,000 principal amount of new notes for each $1,000 principal amount of old notes. Old notes may only be exchanged in $1,000 principal amount increments. There are $200.0 million in aggregate principal amount of old notes outstanding.

Conditions to the Exchange Offer	The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the exchange offer is subject to customary conditions, which may be waived by us.

Appraisal Rights	Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Procedures for Tendering	If you wish to tender your old notes in the exchange offer, you must complete and sign the letter of transmittal for the notes according to the instructions contained in this prospectus. You must then mail, fax, or hand deliver the letter of transmittal, together with any other required documents, to the exchange agent, either with the old notes to be tendered or in compliance with the specified procedures for guaranteed delivery of old notes. You should allow sufficient time to ensure timely delivery. Some brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. If you own old notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee, you are urged to contact that person promptly if you wish to tender old notes in the exchange offer. Letters of transmittal and certificates representing the old notes should not be sent to us. These documents should be sent only to the exchange agent.

Questions regarding how to tender and requests for information should also be directed to the exchange agent. If you hold old notes through The Depository Trust Company and wish to accept the exchange offer, you must do so pursuant to the book-entry transfer facility’s procedures for book entry transfer (or other applicable procedures), contained in this prospectus and the letter of transmittal.

Expiration Date; Withdrawal	The exchange offer will expire at 5:00 p.m., New York City time on [21 business days after commencement of offer] or a later date and time to which it may be extended. However, it may not be extended beyond [ ], 2005. We will accept for exchange any and all old notes that are validly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date.

The tender of old notes may be withdrawn at any time prior to the expiration date. Any old note not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer. The new notes issued in the exchange offer will be delivered promptly following the expiration date.

Material U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, the exchange of old notes for new notes should not be considered a sale or exchange or otherwise taxable event to the holders of notes.

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes offered in the exchange offer.

Exchange Agent	Wells Fargo Bank, National Association is serving as exchange agent in connection with the exchange offer for the notes.

Resales of New Notes	Based on an interpretation by the Commission set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer new notes issued in the exchange offer in exchange for old notes without restrictions under the federal securities laws. However, there are exceptions to this general statement.

You may not freely transfer the new notes if:

• you are an affiliate of ours;

• you did not acquire the new notes in the ordinary course of your business;

• you intend to participate in the exchange offer for the purpose of distributing new notes; or

• you are a broker-dealer who acquired the old notes directly from us.

Any holder subject to any of the exceptions above will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters; will not be permitted or entitled to tender old notes in the exchange offer; and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of old notes unless the sale is made pursuant to an exemption from those requirements.

In addition, each participating broker-dealer that receives new notes for its own account in the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market making activities or other trading activities and not directly from us, must acknowledge that it will deliver a prospectus in connection with the resale of the new notes. See “Plan of Distribution.”

Consequences of Not Exchanging the Old Notes	If you do not tender your old notes, or your old notes are not properly tendered, the existing transfer restrictions on the old notes will continue to apply. The old notes are currently eligible for sale pursuant to Rule 144A through the Private Offerings, Resales and Trading through Automatic Linkages Market referred to as the PORTAL Market. Because we anticipate that most holders will elect to exchange old notes for new notes due to the absence of restrictions on the resale of new notes under the Securities Act, we anticipate that the liquidity of the market for any old notes remaining after the consummation of the exchange offer will be substantially limited.

Summary Description of the New Notes

      The terms of the new notes and the old notes are identical in all respects, except that the terms of the new notes do not include the transfer restrictions and registration rights relating to the old notes.

Notes Offered	$200.0 million aggregate principal amount of 7 1/2% senior subordinated notes due 2015.

Maturity Date	January 15, 2015.

Interest Payment Dates	January 15 and July 15 of each year, commencing July 15, 2005.

Interest	The new notes will bear interest from the later of December 21, 2004 or the most recent date to which interest has been paid on the old notes. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the later of December 21, 2004 or the most recent date on which interest has been paid. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of old notes whose old notes are accepted for exchange will not receive any payment in respect of interest on the old notes otherwise payable on any interest payment date that occurs on or after completion of the exchange offer.

Ranking	The notes are:

• our senior subordinated, unsecured obligations;

• junior in right of payment to all of our existing and future senior debt; and

• senior in right of payment to all our future subordinated debt.

As of September 30, 2004, as adjusted for the Recent Transactions, the offering of the old notes and the application of the net proceeds therefrom, the new notes would have been:

• junior in right of payment to $300.0 million of senior debt, including the $200.0 million in aggregate principal amount of 9% senior notes due 2010 issued in June 2002 and the $100.0 million in aggregate principal amount of 9% senior notes due 2010 issued in February 2003 (collectively, the “9% senior notes”); and

• equal in right of payment to $310.0 million of our existing senior subordinated notes, including the $150.0 million in aggregate principal amount of 10 3/8% senior subordinated notes due 2012 issued in June 2002 and the $35.0 million in aggregate principal amount of 10 3/8% senior subordinated notes due 2012 issued in April 2003 (collectively, the “10 3/8% senior subordinated notes”) and the $125.0 million in aggregate principal amount of senior subordinated notes due 2011 issued in March 2004 (the “7 1/2% senior subordinated notes”).

As of September 30, 2004, as adjusted for the Recent Transactions, the offering of the old notes, the application of the net proceeds therefrom, we could have incurred an additional $440.9 million of senior debt under the New Credit Facility which would be senior in right of payment to the notes. In addition, subject to restrictions in our financing documents, we may incur additional senior debt.

Guarantees	The notes are fully guaranteed on a senior subordinated, unsecured basis, jointly and severally, by all of our material domestic subsidiaries, other than our mortgage and title subsidiaries.

The guarantees will be:

• junior in right of payment with all of the future and existing unsecured senior debt of the subsidiary guarantors;

• equal in right of payment to all of the future and existing unsecured senior subordinated debt of the subsidiary guarantors; and

• senior in right of payment to all of the future subordinated debt of the subsidiary guarantors.

As of September 30, 2004, as adjusted for the Recent Transactions, the offering of the old notes and the application of the net proceeds therefrom, the subsidiary guaranties issued by each of the subsidiary guarantors are subordinate in right of payment to $300.0 million of senior debt.

As of September 30, 2004, as adjusted for the Recent Transactions, the offering of the old notes, the application of the net proceeds therefrom, the subsidiary guarantors could have incurred an additional $440.9 million of senior debt to which the subsidiary guaranties would be subordinate in right of payment. In addition, subject to restrictions in our financing documents, we may incur additional senior debt.

As of September 30, 2004, our consolidated subsidiaries that were not guarantors of the old notes, and will not be guarantors of the new notes, had assets of $177.1 million.

Optional Redemption	Prior to January 15, 2015, we may redeem all or part of the notes by paying a “make-whole” premium based on U.S. Treasury rates as specified in this prospectus under “Description of the Notes — Optional Redemption.”

At any time prior to January 15, 2008, we may redeem up to 35% of the notes with the net proceeds of certain equity offerings, at a price equal to 107.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the aggregate principal amount of the notes remains outstanding after the redemption.

Change of Control	Following a change in control, we will be required to make an offer to purchase all of the notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Certain Covenants	The notes are issued under an indenture, dated as of December 21, 2004, among us, the subsidiary guarantors and Wells Fargo Bank, National Association, as trustee. The indenture includes covenants that limit our ability, and the ability of our restricted subsidiaries, to:

• incur additional indebtedness;

• pay dividends or make other restricted payments;

• create or permit certain liens;

• sell assets;

• create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

• engage in transactions with affiliates; and

• consolidate or merge with or into other companies or sell all or substantially all of our assets.

The indenture also includes a covenant that requires us to either maintain a certain consolidated net worth or make an offer to purchase a portion of the notes.

The covenants in the indenture are subject to a number of important exceptions and qualifications.

If, after the date of this offering, the notes receive an Investment Grade Rating (as defined under “Description of the Notes — Certain Definitions”), then for so long as such rating is maintained and no default or event of default shall have occurred and be continuing, certain of the covenants will cease to apply as described under “Description of the Notes — Certain Covenants — Covenant Suspension.”

Events of Default	Each of the following constitutes an event of default:

• default for 30 days in the payment when due of interest on the notes;

• default in payment when due of the principal of or premium, if any, on the notes;

• failure by us or any of our subsidiaries to comply with the provisions described under the captions “Description of the Notes — Certain Covenants” or “Description of the Notes — Merger, Consolidation or Sale of Property;”

• failure by us or any of our subsidiaries for 30 days after notice to comply with any of our other covenants or agreements in the indenture or the notes;

• default under any debt (other than non-recourse debt) by us or any restricted subsidiary that results in the acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $10.0 million;

• failure by us or any of our restricted subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect;

• certain events of bankruptcy or insolvency with respect to us or any of our restricted subsidiaries that are significant subsidiaries; or

• if any subsidiary guaranty ceases to be in full force and effect, or any subsidiary guarantor denies or disaffirms its obligations under any subsidiary guaranty.

Rights of Holders	If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the notes outstanding may declare all of the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an event of default arising from the bankruptcy provisions, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of interest on, or the principal of, the notes.

Absence of an Established Market for the Notes	There is no market for the notes. We will apply for listing of the new notes on the New York Stock Exchange. Citigroup Global Markets Inc., as initial purchaser of the old notes, has advised us that it intends to make a market for the new notes, but it is not obligated to do so. Citigroup may discontinue any market making in the new notes at any time in its sole discretion. Accordingly, we cannot assure you that a liquid market will develop for the new notes.

Risk Factors	You should carefully consider the information set forth in the section entitled “Risk Factors” and the other information included in this prospectus in deciding whether to exchange your notes.

Trustee	Wells Fargo Bank, National Association.

For additional information concerning the notes, see “Description of the Notes.”

SUMMARY FINANCIAL AND OPERATING DATA

      The following summary financial data has been derived from our consolidated financial statements and the related notes incorporated by reference in this prospectus. These historical results are not necessarily indicative of the results of operations or financial condition to be expected in the future. You should read the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the period ended September 30, 2004, each of which is incorporated by reference in this prospectus.

      The following table includes selected consolidated statement of income and other data (dollars in millions, except average sales price in thousands and share and per share amounts):

							Nine Months Ended
	Year Ended December 31,						September 30,

	2001(1)(2)(3)		2002(1)(2)		2003		2003		2004

Statement of Income Data:
Homebuilding:
Revenues	$1,392.9		$1,377.7		$1,642.6		$1,159.3		$1,430.3
Cost of sales	1,108.3		1,101.6		1,319.4		923.7		1,152.2

Gross profit	284.6		276.1		323.2		235.6		278.1
Selling, general and administrative expenses	157.4		162.1		211.3		153.9		176.9
Severance and merger related expenses	2.6		20.0		0.8		—		—
Loss on early extinguishment of debt	—		5.4		—		—		—
Other (income) expense, net	(3.9)		(2.6)		(3.6)		(2.7)		(3.4)

Homebuilding pretax income	128.5		91.2		114.7		84.4		104.6
Financial services:
Revenues	29.1		36.6		45.3		35.6		31.7
Expenses	17.6		20.9		29.7		21.7		25.3

Financial services pretax income	11.5		15.7		15.6		13.9		6.4

Income from continuing operations before income taxes	140.0		106.9		130.3		98.3		111.0
Income tax expense	52.2		39.9		47.6		35.9		40.8

Income from continuing operations	$87.8		$67.0		$82.7		$62.4		$70.2

Income from continuing operations per share
Basic	$2.10		$1.60		$1.96		$1.49		$1.57
Diluted	$2.10		$1.60		$1.94		$1.48		$1.53
Cash dividends per share	$0.14		$—		$—		$—		$0.03
Weighted average number of common shares outstanding
Basic	41,818,181		41,818,181		42,176,148		41,830,119		44,845,554
Diluted	41,818,181		41,818,181		42,544,152		42,082,985		45,742,799
Other Financial Data:
Ratio of earnings to fixed charges(4)	6.8	x	4.6	x	2.8	x	3.1	x	3.0	x

				Nine Months Ended
	Year Ended December 31,			September 30,

	2001(1)(2)(3)	2002(1)(2)	2003	2003	2004

Operating Data:
Homes closed	5,304	5,085	6,135	4,332	5,010	(5)
Average sales price, per home closed	$259	$266	$262	$262	$275
New sales contracts, net of cancellations	4,967	5,009	6,835	5,231	7,998	(5)
Backlog at end of period, number of homes	2,149	2,280	3,128	3,327	6,171	(5)
Backlog at end of period, sales value	$573.4	$636.9	$855.4	$902.9	$1,733.0

As of
September 30, 2004

(Dollars in millions)
Balance Sheet Data:
Cash and cash equivalents:
Unrestricted	$44.6
Restricted(6)	$89.5
Inventories	$1,395.5
Total assets	$1,832.4
Total homebuilding borrowings(7)	$673.2
Total borrowings(7)(8)	$731.3
Stockholders’ equity	$610.8

(1)	On June 25, 2002, we completed the merger with Engle Holdings Corp. As both entities were under the common control of Technical Olympic, Inc., our parent company at the time, the merger was accounted for as a reorganization of entities under common control. In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations,” we recognized the acquired assets and liabilities of Engle at their historical carrying amounts. As both entities became under common control of Technical Olympic, Inc. on November 22, 2000, our financial statements and other operating data have been restated to include the operations of Engle from November 22, 2000. See note 1 to our December 31, 2003 consolidated financial statements, incorporated herein by reference.

(2)	On April 15, 2002, we completed the sale of Westbrooke, formerly one of our Florida homebuilding subsidiaries. In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the results of Westbrooke’s operations have been classified as discontinued operations, and prior periods have been restated. See note 8 to our December 31, 2003 consolidated financial statements, incorporated herein by reference.

(3)	Cash dividends per share have been restated to reflect the total shares outstanding as a result of our merger with Engle in June 2002.

(4)	For purposes of computing the ratio of earnings to fixed charges, earnings represents the sum of income from consolidated operations before income taxes and before the adjustment for minority interests in consolidated subsidiaries and income or loss from equity investments, distributed income from equity investments, interest amortized in cost of sale, amortization of debt issuance costs, interest expense and the portion of rent expense deemed to represent interest. Fixed charges include interest incurred, whether expensed or capitalized, including amortization of debt issuance costs and the portion of rent expense deemed to represent interest.

(5)	Amount includes, (A) on a consolidated basis, (i) 4,983 homes closed, (ii) 7,717 new sales contracts, net of cancellations and (iii) a backlog of 5,868 homes and (B) from our unconsolidated joint ventures, (i) 27 homes closed, (ii) 281 new sales contracts, net of cancellations and (iii) a backlog of 303 homes.

(6)	Represents deposits held in escrow by our title subsidiaries pursuant to purchase contracts or as required by law and compensating balances under letters of credit.

(7)	Does not include obligations for inventory not owned of $193.0 million, all of which are non-recourse to us.

(8)	Total borrowings include Homebuilding borrowings and Financial Services borrowings.

RISK FACTORS

      Holders of old notes should carefully consider the following factors and all other information set forth in this prospectus before tendering their old notes in the exchange offer.

Risks Related to Our Business

Economic downturns in the geographic areas in which we operate could adversely affect demand and prices for new homes in those areas and could have an adverse effect on our revenues and earnings.

      Although we operate in 15 major metropolitan markets, our operations are concentrated in the southwestern and southeastern United States. Adverse economic or other business conditions in these regions or in the particular markets in which we operate, all of which are outside of our control, could have an adverse effect on our revenues and earnings.

We may not be able to acquire suitable land at reasonable prices, which could increase our costs and reduce our earnings and profit margins.

      We have experienced an increase in competition for available land and developed homesites in most of our markets as a result of the strength of the economy in many of these markets over the past few years and the availability of more capital to major homebuilders. Our ability to continue our development activities over the long-term depends upon our ability to locate and acquire suitable parcels of land or developed homesites to support our homebuilding operations. As competition for land increases, the cost of acquiring it may rise, and the availability of suitable parcels at acceptable prices may decline. If we are unable to acquire suitable land or developed homesites at reasonable prices, it could limit our ability to develop new projects or result in increased land costs that we may not be able to pass through to our customers. Consequently, it could reduce our earnings and profit margins.

Our significant level of debt could adversely affect our financial condition and prevent us from fulfilling our debt service obligations.

      We currently have a significant amount of debt, and our ability to meet our debt service obligations will depend on our future performance. Numerous factors outside of our control, including changes in economic or other business conditions generally or in the markets or industry in which we do business, may adversely affect our operating results and cash flows, which in turn may affect our ability to meet our debt service obligations. As of September 30, 2004, on a consolidated basis, we had approximately $735.6 million aggregate principal amount of debt outstanding (excluding obligations for inventory not owned of $193.0 million). As adjusted for the Recent Transactions, the offering of the old notes and the application of the net proceeds therefrom, as of September 30, 2004, we would have had approximately $810.0 million aggregate principal amount of debt outstanding, including our New Credit Facility, our senior notes, our senior subordinated notes, and our warehouse lines of credit, but excluding consolidated land bank obligations of $193.0 million, of which $810.0 million in aggregate principal amount matures in 2010 through 2015. As of September 30, 2004, as adjusted for the Recent Transactions, the offering of the old notes and the application of the net proceeds therefrom, we would have had the ability to borrow an additional $440.9 million under our New Credit Facility, subject to our satisfying the relevant borrowing conditions in that facility. In addition, subject to restrictions in our financing documents, we may incur additional debt.

      If we are unable to meet our debt service obligations, we may need to restructure or refinance our debt, seek additional equity financing or sell assets. We may be unable to restructure or refinance our debt, obtain additional equity financing or sell assets on satisfactory terms or at all.

Our debt instruments impose significant operating and financial restrictions which may limit our ability to finance future operations or capital needs and pursue business opportunities, thereby limiting our growth.

      The indentures governing our outstanding notes including the notes, and our New Credit Facility, impose significant operating and financial restrictions on us. These restrictions limit our ability to, among other things:

•	incur additional debt;

•	pay dividends or make other restricted payments;

•	create or permit certain liens, other than customary and ordinary liens;

•	sell assets other than in the ordinary course of our business;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	engage in transactions with affiliates; and

•	consolidate or merge with or into other companies or sell all or substantially all of our assets.

      These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities. In addition, our New Credit Facility requires us to maintain specified financial ratios and satisfy certain financial covenants, the indentures governing our outstanding notes require us to maintain a specified minimum consolidated net worth, and our warehouse lines of credit require us to maintain the collateral value of our borrowing base. We may be required to take action to reduce our debt or to act in a manner contrary to our business objectives to meet these ratios and satisfy these covenants. A breach of any of the covenants in, or our inability to maintain the required financial ratios under, our New Credit Facility and warehouse lines of credit would prevent us from borrowing additional money under those facilities and could result in a default under those facilities and our other debt obligations. Our failure to maintain the specified minimum consolidated net worth under the indentures will require us to offer to purchase a portion of our outstanding notes. If we fail to purchase these notes, it would result in a default under the indentures and may result in a default under other debt facilities.

We may not be successful in our effort to identify, complete or integrate acquisitions, which could adversely affect our results of operations and future growth.

      A principal component of our strategy is to continue to grow profitably in a controlled manner, including, where appropriate, by acquiring other property developers or homebuilders. We may not be successful in implementing our acquisition strategy, and growth may not continue at historical levels or at all. The failure to identify or complete business acquisitions, or successfully integrate the businesses we acquire, could adversely affect our results of operations and future growth. Specifically, any delays or difficulties in converting our various information systems or implementing our internal policies and procedures could increase costs and otherwise affect our results of operations. Even if we overcome these challenges and risks, we may not realize the expected benefits of our acquisitions, if any.

We may need additional financing to fund our operations or for the expansion of our business, and if we are unable to obtain sufficient financing or such financing is obtained on adverse terms, we may not be able to operate or expand our business as planned, which could adversely affect our results of operations and future growth.

      Our operations require significant amounts of cash. If our business does not achieve the levels of profitability or generate the amount of cash that we anticipate or if we expand through acquisitions or organic growth faster than anticipated, we may need to seek additional debt or equity financing to operate and expand our business. If we are unable to obtain sufficient financing to fund our operations or expansion, it could adversely affect our results of operations and future growth. We may be unable to obtain additional financing on satisfactory terms or at all. If we raise additional funds through the incurrence of debt, we will incur increased debt service costs and may become subject to additional restrictive financial and other covenants.

In the event that tax liabilities arise in connection with the October 2003 restructuring, there can be no assurance that we will not be liable for such amounts.

      Prior to a restructuring transaction which occurred in October 2003, Technical Olympic, Inc., which we refer to as Technical Olympic, was the parent of our consolidated tax reporting group, and we were jointly and severally liable for any U.S. federal income tax owed by Technical Olympic or any other member of the consolidated group. As part of the restructuring, Technical Olympic was merged into TOI, LLC, a newly-formed limited liability company of which we are the sole member, and we became the parent of our consolidated tax reporting group. Also, as part of the restructuring, Technical Olympic Services, Inc., which we refer to as TOSI, a newly-formed corporation wholly-owned by Technical Olympic S.A., assumed all liabilities of Technical Olympic. We do not believe that any material tax liabilities will arise by reason of the restructuring. However, there can be no assurance that material tax liabilities will not arise in connection with the restructuring, that we will not be held liable for such amounts or that we will be able to collect from TOSI any amounts for which they may have assumed liability. The assessment of material tax liabilities in connection with the restructuring could have an adverse effect on our financial condition and results of operations.

Technical Olympic S.A., our majority stockholder, can cause us to take certain actions or preclude us from taking actions without the approval of the other stockholders and may have interests that could conflict with the interests of our other stockholders.

      Technical Olympic S.A. currently owns 73.38% of the voting power of our common stock. As a result, Technical Olympic S.A. has the ability to control the outcome of virtually all corporate actions requiring stockholder approval, including the election of a majority of our directors, the approval of any merger and other significant corporate actions. Technical Olympic S.A. may authorize actions or have interests that could conflict with those of our other stockholders.

Risks Related to Our Industry

Changes in economic or other business conditions could adversely affect demand and prices for new homes, which could decrease our revenues.

      The homebuilding industry historically has been cyclical and is affected significantly by adverse changes in general and local economic conditions, such as:

•	employment levels;

•	population growth;

•	consumer confidence and stability of income levels;

•	availability of financing for land and homesite acquisitions, and the availability of construction and permanent mortgages;

•	interest rates;

•	inventory levels of both new and existing homes;

•	supply of rental properties; and

•	conditions in the housing resale market.

      Adverse changes in one or more of these conditions, all of which are outside of our control, could reduce demand and/or prices for new homes in some or all of the markets in which we operate. A decline in demand or the prices we can obtain for our homes could decrease our revenues.

We are subject to substantial risks with respect to the land and home inventories we maintain, and fluctuations in market conditions may affect our ability to sell our land and home inventories at expected prices, if at all, which would reduce our profit margins.

      As a homebuilder, we must constantly locate and acquire new tracts of land for development and developed homesites to support our homebuilding operations. There is a lag between the time we acquire land for development or developed homesites and the time that we can bring the communities to market and sell homes. Lag time varies on a project-by-project basis; however, historically, we have experienced a lag time of approximately one to two years. As a result, we face the risk that demand for housing may decline or costs of labor or materials may increase during this period and that we will not be able to dispose of developed properties or undeveloped land or homesites acquired for development at expected prices or profit margins or within anticipated time frames or at all. The market value of home inventories, undeveloped land and developed homesites can fluctuate significantly because of changing market conditions. In addition, inventory carrying costs (including interest on funds used to acquire land or build homes) can be significant and can adversely affect our performance. Because of these factors, we may be forced to sell homes or other property at a loss or for prices that generate lower profit margins than we anticipate. We may also be required to make material write-downs of the book value of our real estate assets in accordance with generally accepted accounting principles if values decline.

Supply risks and shortages relating to labor and materials can harm our business by delaying construction and increasing costs.

      The homebuilding industry from time to time has experienced significant difficulties with respect to:

•	shortages of qualified trades people and other labor;

•	inadequately capitalized local subcontractors;

•	shortages of materials; and

•	volatile increases in the cost of certain materials, including lumber, framing and cement, which are significant components of home construction costs.

      These difficulties can, and often do, cause unexpected short-term increases in construction costs and cause construction delays. In addition, to the extent our subcontractors incur increased costs associated with recent increases in insurance premiums and compliance with state and local regulations, these costs are passed on to us as homebuilders. We are generally unable to pass on any unexpected increases in construction costs to those customers who have already entered into sales contracts, as those contracts generally fix the price of the house at the time the contract is signed, which may be up to one year in advance of the delivery of the home. Furthermore, sustained increases in construction costs may, over time, erode our profit margins. We have historically been able to offset sustained increases in the costs of materials with increases in the prices of our homes and through operating efficiencies. However, in the future, pricing competition may restrict our ability to pass on any additional costs, and we may not be able to achieve sufficient operating efficiencies to maintain our current profit margins.

Future increases in interest rates or a decrease in the availability of government-sponsored mortgage financing could prevent potential customers from purchasing our homes, which would adversely affect our revenues and profitability.

      Almost all of our customers finance their purchases through mortgage financing obtained from us or other sources. Increases in interest rates or decreases in the availability of mortgage funds provided by Fannie Mae, Freddie Mac, the Federal Housing Administration, or the Veteran’s Administration could cause a decline in the market for new homes as potential homebuyers may not be able to obtain affordable financing. In particular, because the availability of mortgage financing is an important factor in marketing many of our homes, any limitations or restrictions on the availability of those types of financing could reduce our home sales and the lending volume at our mortgage subsidiary. Increased interest rates can also limit our ability to realize our backlog because our sales contracts typically provide our customers with a financing contingency.

Financing contingencies allow customers to cancel their home purchase contracts in the event they cannot arrange for financing. Even if our potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their existing homes to potential buyers who need financing. Interest rates currently are at one of their lowest levels in decades, and any future increases in interest rates could adversely affect our revenues and profitability.

The competitive conditions in the homebuilding industry could increase our costs, reduce our revenues, and otherwise adversely affect our results of operations.

      The homebuilding industry is highly competitive and fragmented. We compete in each of our markets with numerous national, regional and local builders. Some of these builders have greater financial resources, more experience, more established market positions and better opportunities for land and homesite acquisitions than we do and have lower costs of capital, labor and material than us. Builders of new homes compete for homebuyers, as well as for desirable properties, raw materials and skilled subcontractors. The competitive conditions in the homebuilding industry could, among other things:

•	increase our costs and reduce our revenues and/or profit margins;

•	make it difficult for us to acquire suitable land or homesites at acceptable prices;

•	require us to increase selling commissions and other incentives;

•	result in delays in construction if we experience a delay in procuring materials or hiring laborers; and

•	result in lower sales volumes.

      We also compete with resales of existing homes, available rental housing and, to a lesser extent, condominium resales. An oversupply of attractively priced resale or rental homes in the markets in which we operate could adversely affect our ability to sell homes profitably.

      Our financial services operations are also subject to competition from third-party providers, many of which are substantially larger, may have a lower cost structure and may focus exclusively on providing such services.

We are subject to product liability and warranty claims arising in the ordinary course of business that could adversely affect our results of operations.

      As a homebuilder, we are subject in the ordinary course of our business to product liability and home warranty claims. We provide our homebuyers with a one-year or two-year limited warranty covering workmanship and materials and an eight-year or ten-year limited warranty covering major structural defects. Claims arising under these warranties and general product liability claims are common in the homebuilding industry and can be costly. Although we maintain product liability insurance, the coverage offered by, and availability of, product liability insurance for construction defects is currently limited and, where coverage is available, it may be costly. We currently have a homebuilder protective policy which covers warranty claims for structure and design defects related to homes sold by us during the policy period, subject to a significant self-insured retention per occurrence. However, our product liability insurance and homebuilder protective policies contain limitations with respect to coverage, and there can be no assurance that these insurance rights will be adequate to cover all product liability and warranty claims for which we may be liable or that coverage will not be further restricted and become more costly. In addition, although we generally seek to require our subcontractors and design professionals to indemnify us for liabilities arising from their work, we may be unable to enforce any such contractual indemnities. Uninsured and unindemnified product liability and warranty claims, as well as the cost of product liability insurance and our homebuilder protective policy, could adversely affect our results of operations.

We are subject to mold litigation and claims arising in the ordinary course of business that could adversely affect our results of operations.

      Recently, lawsuits have been filed against homebuilders and insurers asserting claims of property damages and personal injury caused by the presence of mold in residential dwellings. Some of these lawsuits have resulted in substantial monetary judgments or settlements. Many insurance carriers, including our insurance carriers to some extent, exclude coverage for claims arising from the presence of mold. Uninsured mold liability and claims could adversely affect our results of operations. Historically, we have had a low level of mold litigation and mold related claims and expenses related to any such litigation or claims have been immaterial to our net income. However, there can be no assurance that the amount of mold litigation and claims brought against us will not increase and adversely affect our net income in the future.

States, cities and counties in which we operate have, or may adopt, slow or no growth initiatives which would reduce our ability to build in these areas and could adversely affect our future revenues.

      Several states, cities and counties in which we operate have approved, and others in which we operate may approve, various “slow growth” or “no growth” initiatives and other ballot measures that could negatively impact the availability of land and building opportunities within those localities. Approval of slow or no growth measures would reduce our ability to build and sell homes in the affected markets and create additional costs and administration requirements, which in turn could have an adverse effect on our future revenues.

Our business is subject to governmental regulations that may delay, increase the cost of, prohibit or severely restrict our development and homebuilding projects.

      We are subject to extensive and complex laws and regulations that affect the land development and homebuilding process, including laws and regulations related to zoning, permitted land uses, levels of density, building design, elevation of properties, water and waste disposal and use of open spaces. In addition, we and our subcontractors are subject to laws and regulations relating to workers health and safety. We also are subject to a variety of local, state and federal laws and regulations concerning the protection of health and the environment. In some of the markets in which we operate, we are required to pay environmental impact fees, use energy saving construction materials and give commitments to provide certain infrastructure such as roads and sewage systems. We must also obtain permits and approvals from local authorities to complete residential development or home construction. The laws and regulations under which we and our subcontractors operate, and our and their obligations to comply with them, may result in delays in construction and development, cause us to incur substantial compliance and other increased costs, and prohibit or severely restrict development and homebuilding activity in certain areas in which we operate.

      Our financial services operations are subject to numerous federal, state and local laws and regulations. Failure to comply with these requirements can lead to administrative enforcement actions, the loss of required licenses and claims for monetary damages.

Our business revenues and profitability may be adversely affected by natural disasters or weather conditions.

      Homebuilders are particularly subject to natural disasters and severe weather conditions as they can delay our ability to timely complete or deliver homes, damage the partially complete or other unsold homes that are in our inventory, negatively impact the demand for homes, and/or negatively affect the price and availability of qualified labor and materials. Our operations are located in many areas that are especially subject to natural disasters. To the extent that hurricanes, severe storms, floods, tornadoes or other natural disasters or similar weather events occur, our business may be adversely affected. To the extent our insurance is not adequate to cover business interruption or losses resulting from these events, our revenues and profitability may be adversely affected.

Risks Related to the Notes

We may not have sufficient funds to satisfy our repurchase obligations that arise upon a change in control or a decline in our consolidated net worth.

      If a change in control occurs, we will be required, subject to certain conditions, to offer to purchase all outstanding notes plus all the outstanding 9% senior notes, 10 3/8% senior subordinated notes and 7 1/2% senior subordinated notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase.

      In addition, if our consolidated net worth falls below $150.0 million for any two consecutive fiscal quarters, we are required to make an offer to purchase 10% of the aggregate principal amount of the 9% senior notes and 10% of the aggregate principal amount of the 10 3/8% senior subordinated notes, 7 1/2% senior subordinated notes and the notes then outstanding, in each case, at a price equal to 100% of the principal amount, together with accrued and unpaid interest, if any, to the date of purchase. As of September 30, 2004, on a consolidated basis, our net worth was $610.8 million.

      As of September 30, 2004, we did not have sufficient funds available to purchase all of the notes plus all of our other outstanding notes were they to be tendered in response to an offer made as a result of a change of control. In addition, we may not have sufficient funds available, from time to time, to fund a net worth offer. The source of funds for any purchase of these notes in either event will be our available cash or cash generated from our operations or other sources, including borrowings, sales of assets or sales of equity. If we do not have sufficient cash on hand, we could seek to refinance the debt under our New Credit Facility, all of our outstanding notes and our other debt or obtain a waiver from the lenders or the holders of our outstanding notes, as the case may be. We may not, however, be able to obtain a waiver or refinance our debt on satisfactory terms, or at all. In addition, the indentures for the 9% senior notes restrict our ability to make a change of control offer for any subordinated notes, including the 10 3/8% senior subordinated notes, 7 1/2% senior subordinated notes and the notes to the extent we cannot comply with the covenants of those indentures regarding limitation on Restricted Payments.

      Our failure to purchase, or give notice of purchase of the notes would be a default under the indenture for the notes, which would in turn be a default under our New Credit Facility. In addition, a change of control will constitute an event of default under our New Credit Facility. A default under our New Credit Facility would result in an event of default under the indenture for the notes if the lenders were to accelerate the debt under the New Credit Facility and would also result in an event of default under our existing warehouse line of credit. Furthermore, if the holders of the notes exercise their right to require us to repurchase notes in either event, the financial effect of this repurchase could cause a default under our other debt, even if the event itself would not cause a default.

The right to receive payment on the notes and guarantees of those notes is subordinated to our senior debt.

      Payment on the notes will be subordinated in right of payment to all of our senior debt, including debt outstanding under our New Credit Facility and our 9% senior notes. Payment on the guarantee of each subsidiary guarantor of the notes will be subordinated in right of payment to that subsidiary guarantor’s senior debt, including its guarantee of our New Credit Facility and our 9% senior notes. Upon any distribution to our creditors or the creditors of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors or our or their property, the holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the notes or the subsidiary guaranties thereof, as the case may be. In these cases, we or a subsidiary guarantor, as the case may be, may not have sufficient funds to pay all of our or its creditors and holders of the notes may receive less, ratably, than the holders of senior debt, including our New Credit Facility and our 9% senior notes, and less ratably than the holders of unsubordinated obligations, including trade payables. In addition, all payments on the notes and the related guarantees will be blocked in the event of a payment default on any senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on designated senior debt.

      As of September 30, 2004, as adjusted for the Recent Transactions, the offering of the old notes and the application of the net proceeds therefrom, the notes would have been junior in right of payment to $300.0 million of senior debt payment. As of September 30, 2004, as adjusted for the Recent Transactions, the offering of the old notes and the application of the net proceeds therefrom, the related guarantees of all the subsidiary guarantors would have been junior in right of payment to $300.0 million of senior debt. As of September 30, 2004, as adjusted for the Recent Transactions, the offering of the old notes and the application of the net proceeds therefrom, we could have incurred up to $440.9 million of additional senior debt under our New Credit Facility which would be senior in right of payment to the notes. In addition, subject to restrictions in our financing documents, we may incur additional senior debt.

Our holding company structure could limit our ability to access the cash of our non-guarantor subsidiaries and the ability of the holders of the notes to access the assets of those subsidiaries will be effectively subordinated to those subsidiaries’ other obligations thereby resulting in less cash flow and assets to support the notes.

      Substantially all of our operations are conducted through our subsidiaries. Therefore, our ability to service our debt, including the notes, is dependent upon the cash flows of those subsidiaries and, to the extent they are not subsidiary guarantors, their ability to distribute those cash flows as dividends, loans or other payments to the entities which are obligors under the notes and the guarantees. If their ability to make these distributions were restricted, by law or otherwise, then we would not be able to use the earnings of the non-guarantor subsidiaries to make payments on the notes. In addition, Preferred Home, which is not a subsidiary guarantor, has significant liabilities under the warehouse lines of credit. Preferred Home and our other subsidiaries that are not subsidiary guarantors may have other liabilities, including trade payables and contingent liabilities, that may be significant. Our rights as an equity holder of those subsidiaries to receive any of their assets, upon a liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, effectively will be subordinated to the claims of those subsidiaries’ creditors, including trade creditors, if any.

Your ability to enforce the guarantees of the notes may be limited because the guarantees may potentially raise fraudulent transfer issues.

      Although the notes are our obligations, they are unconditionally guaranteed on a senior subordinated unsecured basis by all of our material domestic subsidiaries, other than our mortgage and title subsidiaries. The performance by each subsidiary guarantor of its obligations with respect to its guarantee may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit by or on behalf of unpaid creditors of such subsidiary guarantor. Under these statutes, if a court were to find under relevant federal or state fraudulent conveyance statutes that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for incurring its guarantee of the notes, and that, at the time of such incurrence, the subsidiary guarantor:

•	was insolvent;

•	was rendered insolvent by reason of such incurrence or grant;

•	was engaged in a business or transaction for which the assets remaining with such subsidiary guarantor constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured;

then the court, subject to applicable statutes of limitation, could void the subsidiary guarantor’s obligations under its guarantee, recover payments made under the guarantee, subordinate the guarantee to other indebtedness of the subsidiary guarantor or take other action detrimental to the holders of the notes.

      A court could also void an incurrence of indebtedness, including the guarantees, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the guarantees, to the claims of all existing and future creditors on similar grounds. The guarantees could also be subject to the claim that, since the guarantees were incurred for our benefit (and only indirectly for the benefit of the subsidiary guarantors), the obligations of the subsidiary guarantors under the guarantees were incurred for less than reasonably equivalent value or fair consideration.

Your ability to transfer the notes may be limited by the absence of an established trading market.

      There is no established trading market for the notes. The old notes are eligible for trading in the PORTAL market. We will apply for listing of the new notes on the New York Stock Exchange. Citigroup Global Markets Inc., as initial purchaser of the old notes, has indicated to us that it intends to make a market in the old notes prior to the expiration of the exchange offer and the new notes after the expiration of the exchange offer, but it is not obligated to do so. Citigroup may discontinue any market making in the old notes or the new notes at any time in its sole discretion. Accordingly, we cannot ensure that a liquid market will develop for any of the old notes or the new notes, that you will be able to sell your old notes or the new notes at a particular time or that the prices that you receive when you sell will be favorable. Future trading prices of the old notes or the new notes will depend on many factors, including, our operating performance and financial condition, our ability to complete the offer to exchange the old notes for new notes, prevailing interest rates and the market for similar securities. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. Any such disruptions may adversely affect the ability of holders of notes to dispose of them for a profit or at all.

There could be negative consequences to you if you do not exchange your old notes for new notes.

      Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of old notes outstanding. Because we anticipate that most holders will elect to exchange their old notes for new notes due to the absence of most restrictions on the resale of new notes, we anticipate that the liquidity of the market for any old notes remaining outstanding after the exchange offer may be substantially limited. Following the consummation of the exchange offer, holders who did not tender their old notes generally will not have any further registration rights under the registration rights agreement, and these old notes will continue to be subject to restrictions on transfer. The old notes are currently eligible for sale under Rule 144A through the PORTAL Market.

      As a result of making the exchange offer, we will have fulfilled our obligations under the registration rights agreement relating to the old notes. Holders who do not tender their old notes generally will not have any further registration rights or rights to receive the liquidated damages specified in the registration rights agreement for our failure to register the new notes.

      Any old notes that are not exchanged for new notes will remain restricted securities. Accordingly, the old notes may be resold only:

•	to us or one of our subsidiaries;

•	to a qualified institutional buyer;

•	to an institutional accredited investor;

•	to a party outside the United States under Regulation S under the Securities Act;

•	under an exemption from registration provided by Rule 144 under the Securities Act; or

•	under an effective registration statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements concern expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements including those regarding:

•	our expectations regarding growth opportunities in the homebuilding industry and our ability to successfully take advantage of such opportunities to expand our operations and maximize our financial returns;

•	our expectations regarding population growth and median income growth trends and their impact on future housing demand in our markets;

•	our expectation regarding the impact of geographic and customer diversification;

•	our expectations that strong demand for new housing in our current markets will contribute to our growth;

•	our belief that by leveraging our current operations, we will, over time, maximize our financial returns, strengthen our margins and increase our revenues and profitability;

•	our intention to expand our market share by increasing the number of homes we deliver with lower average sales prices;

•	our expectations regarding our average home sales prices;

•	our ability to successfully integrate our current operations and any future acquisitions, and to recognize anticipated operating efficiencies, cost savings and revenue increases;

•	our expectations regarding our land and homesite acquisition strategy and its impact on our business;

•	our belief that homes in premier locations will continue to attract homebuyers in both strong and weak economic conditions;

•	our expectations regarding future land sales;

•	our intention to grow the financial services business;

•	our belief regarding growth opportunities within our financial services business;

•	our expectations regarding the impact of our business initiatives on our ability to capture repeat business, to minimize our exposure to adverse economic conditions and to increase our revenue;

•	our belief that we have adequate financial resources to meet our current and anticipated working capital, including our annual debt service payments, and land and homesite acquisition and development needs;

•	our estimates regarding the implementation of certain accounting pronouncements;

•	the impact of inflation on our future results of operations;

•	our ability to pass through to our customers any increases in our costs;

•	our expectations regarding the effect of increased interest incurred on our gross margins in future periods;

•	our expectations regarding our continued use of option contracts, investments in unconsolidated joint ventures and other off-balance sheet arrangements to control homesites and manage our business and their effect on our business;

•	our expectations regarding the labor and supply shortages in Florida resulting from the recent hurricanes; and

•	our expectations regarding our use of cash in operations.

      These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•	our significant level of debt and the impact of the restrictions imposed on us by the terms of this debt;

•	our ability to borrow or otherwise finance our business in the future;

•	our ability to identify and acquire, at anticipated prices, additional homebuilding opportunities and/or to effect our growth strategies;

•	our relationship with Technical Olympic S.A. and its control over our business activities;

•	our ability to successfully integrate and to realize the expected benefits of any acquisitions;

•	economic or other business conditions that affect the desire or ability of our customers to purchase new homes in markets in which we conduct our business;

•	any unexpected delays in the opening of new communities in 2005, including those due to delays in governmental approvals;

•	our ability to successfully utilize and recognize the anticipated benefits of joint ventures and option contracts;

•	a decline in the demand for, or the prices of, housing;

•	a decline in the value of the land and home inventories we maintain;

•	an increase in the cost of, or shortages in the availability of, skilled labor or construction materials;

•	an increase in interest rates;

•	our ability to successfully dispose of developed properties or undeveloped land or homesites at expected prices and within anticipated time frames;

•	our ability to compete in our existing and future markets;

•	the impact of hurricanes, tornadoes or other natural disasters or weather conditions on our business, including the potential for shortages and increased costs of materials and qualified labor and the potential for delays in construction and obtaining government approvals; and

•	an increase or change in governmental regulations, or in the interpretation and/or enforcement of existing governmental regulations.

USE OF PROCEEDS

      We will not receive any proceeds from the issuance of the new notes offered in the exchange offer. As consideration for issuing the new notes, we will receive in exchange old notes in like principal amount, the terms of which are identical in all respects to the new notes, except for the transfer restrictions and registration rights. The old notes surrendered in exchange for new notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness.

      We used the net proceeds from the sale of the old notes to repay $25.0 million outstanding under our New Credit Facility and $15.5 million outstanding under our warehouse lines of credit and for general corporate purposes. As of December 21, 2004, the weighted average interest rate on the loans outstanding under our New Credit Facility was 5.45% per annum. Loans outstanding under the New Credit Facility mature on October 26, 2008. Amounts borrowed under our New Credit Facility were used to fund land acquisitions and for general corporate purposes. As of December 21, 2004, the average interest rate on the loans outstanding under our existing warehouse line of credit was 3.765% per annum and the average interest rate on the loans outstanding under our New Warehouse Facility was 3.655% per annum. Loans outstanding under our existing warehouse line of credit, as extended, mature December 15, 2005 and loans outstanding under our New Warehouse Facility mature on October 22, 2005. Amounts borrowed under the warehouse lines of credit were used to fund origination of residential mortgage loans.

CAPITALIZATION

      The following table sets forth our consolidated capitalization as of September 30, 2004 on a historical basis and as adjusted for the Recent Transactions, the offering of the old notes and the application of the net proceeds therefrom. You should read this table in conjunction with “Selected Historical Financial Information” included elsewhere in this prospectus and our consolidated financial statements and the related notes contained in our Form  10-Q for the nine months ended September 30, 2004, incorporated by reference in this prospectus.

	As of September 30, 2004(1)

	Actual	As Adjusted

	(Dollars in millions)
Debt:
Revolving credit facility(2)	$58.0	$—
Senior notes due 2010, at 9%	300.0	300.0
Senior subordinated notes due 2012, at 10 3/8%	185.0	185.0
Senior subordinated notes due 2011, at 7 1/2%	125.0	125.0
Senior subordinated notes due 2015, at 7 1/2%	—	200.0
Other(3)	9.5	—

Total homebuilding borrowings(4)	677.5	810.0
Financial services borrowings(5)(6)	58.1	—

Total debt(5)	$735.6	$810.0

Common stock $.01 par value (97,000,000 shares authorized and 44,856,437 shares issued and outstanding)	0.4	0.4
Additional paid-in capital	392.2	392.2
Retained earnings	218.2	218.2

Total stockholders’ equity	610.8	610.8

Total capitalization	$1,346.4	$1,420.8

(1)	Excludes the impact, if any, of any original issue discount or premium.

(2)	As of December 13, 2004, there was approximately $106.0 million outstanding under the New Credit Facility.

(3)	Represents primarily construction and lot loans from financial institutions.

(4)	Does not include obligations for inventory not owned of $193.0 million, all of which are non-recourse to us.

(5)	Represents warehouse lines of credit used to provide financing for the origination of mortgage loans.

(6)	As of December 13, 2004, there was approximately $43.6 million outstanding under the warehouse lines of credit.

SELECTED HISTORICAL FINANCIAL INFORMATION

      The following selected financial data has been derived from our consolidated financial statements and the related notes incorporated by reference in this prospectus. These historical results are not necessarily indicative of the results of operations or financial condition to be expected in the future. You should read the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the period ended September 30, 2004, each of which is incorporated by reference in this prospectus.

											Nine Months Ended
	Year Ended December 31,										September 30,

	1999(1)		2000(2)(3)		2001(2)(3)		2002(2)(3)		2003		2003		2004

	(Dollars in millions except average sales price in thousands and share and per share amounts)
Statement of Income Data:
Homebuilding:
Revenues	$420.7		$546.6		$1,392.9		$1,377.7		$1,642.6		$1,159.3		$1,430.3
Cost of sales	345.6		440.9		1,108.3		1,101.6		1,319.4		923.7		1,152.2

Gross profit	75.1		105.7		284.6		276.1		323.2		235.6		278.1
Selling, general and administrative expenses	49.7		66.9		157.4		162.1		211.3		153.9		176.9
Severance and merger related expenses	—		—		2.6		20.0		0.8		—		—
Loss on early extinguishment of debt	—		—		—		5.4		—		—		—
Other (income) expense, net	0.9		2.3		(3.9)		(2.6)		(3.6)		(2.7)		(3.4)

Homebuilding pretax income	24.5		36.5		128.5		91.2		114.7		84.4		104.6
Financial services:
Revenues	—		2.5		29.1		36.6		45.3		35.6		31.7
Expenses	—		1.6		17.6		20.9		29.7		21.7		25.3

Financial services pretax income	—		0.9		11.5		15.7		15.6		13.9		6.4

Income from continuing operations before income taxes	24.5		37.4		140.0		106.9		130.3		98.3		110.0
Income tax expense	8.7		13.6		52.2		39.9		47.6		35.9		40.8

Income from continuing operations	$15.8		$23.8		$87.8		$67.0		$82.7		$62.4		$70.2

Income from continuing operations per share
Basic	$0.92		$1.20		$2.10		$1.60		$1.96		$1.49		$1.57
Diluted	$0.92		$1.20		$2.10		$1.60		$1.94		$1.48		$1.53
Cash dividends per share(4)	$—		$—		$0.14		$—		$—		$—		$0.03
Weighted average number of common shares outstanding
Basic	17,250,000		19,875,093		41,818,181		41,818,181		42,176,148		41,830,119		44,845,554
Diluted	17,250,000		19,875,093		41,818,181		41,818,181		42,544,152		42,082,985		45,742,799
Other Financial Data:
Ratio of earnings to fixed charges (5)	3.2	x	3.2	x	6.8	x	4.6	x	2.8	x	3.1	x	3.0	x
Operating Data:
Homes closed	1,620		1,994		5,304		5,085		6,135		4,322		5,010	(6)
Average sales price, per home closed	$255		$271		$259		$266		$262		$262		$275
New sales contracts, net of cancellations	1,569		1,819		4,967		5,009		6,835		5,231		7,998	(6)
Backlog at end of period, number of homes	540		2,486		2,149		2,280		3,128		3,327		6,171	(6)
Backlog at end of period, sales value	$138.6		$629.3		$573.4		$636.9		$855.4		$902.9		$1,733.0

As of
September 30, 2004

(Dollars in millions)
Balance Sheet Data:
Cash and cash equivalents:
Unrestricted	$44.6
Restricted(7)	$89.5
Inventories	$1,395.5
Total assets	$1,832.4
Total homebuilding borrowings(8)	$673.2
Total borrowings(8)(9)	$731.3
Stockholders’ equity	$610.8

(1)	Technical Olympic acquired 80% of our common stock on December 15, 1999. Consequently, our audited financial statements for 1999 present the results of operations in two columns on a predecessor and successor basis. The predecessor column includes the results of operations from January 1, 1999 to December 15, 1999. The successor column includes the results of operations from December 16, 1999 to December 31, 1999. In the above table, the financial data reflects our operations on a full-year basis, which represents the total of the predecessor and successor columns.

(2)	On June 25, 2002, we completed the merger with Engle. As both entities were under the common control of Technical Olympic, Inc., our parent company at the time, the merger was accounted for as a reorganization of entities under common control. In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations,” we recognized the acquired assets and liabilities of Engle at their historical carrying amounts. As both entities became under common control of Technical Olympic on November 22, 2000, our financial statements and other operating data have been restated to include the operations of Engle from November 22, 2000. See note 1 to our December 31, 2003 consolidated financial statements, incorporated herein by reference.

(3)	On April 15, 2002, we completed the sale of Westbrooke, formerly one of our Florida homebuilding subsidiaries. In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the results of Westbrooke’s operations have been classified as discontinued operations, and prior periods have been restated. See note 8 to our December 31, 2003 consolidated financial statements, incorporated herein by reference.

(4)	Cash dividends per share have been restated to reflect the total shares outstanding as a result of the merger with Engle in June 2002.

(5)	For purposes of computing the ratio of earnings to fixed charges, earnings represents the sum of income from consolidated operations before income taxes and before the adjustment for minority interests in consolidated subsidiaries and income or loss from equity investments, distributed income from equity investments, interest amortized in cost of sale, amortization of debt issuance costs, interest expense and the portion of rent expense deemed to represent interest. Fixed charges include interest incurred, whether expensed or capitalized, including amortization of debt issuance costs and the portion of rent expense deemed to represent interest.

(6)	Amount includes, (A) on a consolidated basis, (i) 4,983 homes closed, (ii) 7,717 new sales contracts, net of cancellations and (iii) a backlog of 5,868 homes and (B) from our unconsolidated joint ventures, (i) 27 homes closed, (ii) 281 new sales contracts, net of cancellations and (iii) a backlog of 303 homes.

(7)	Represents deposits held in escrow by our title subsidiaries pursuant to purchase contracts or as required by law and compensating balances under letters of credit.

(8)	Does not include obligations for inventory not owned of $193.0 million, all of which are non-recourse to us.

(9)	Total borrowings includes Homebuilder borrowings and Financial Services borrowings.

DESCRIPTION OF OTHER MATERIAL INDEBTEDNESS

Revolving Credit Facility

      Our unsecured revolving credit facility, which we refer to as our New Credit Facility, permits us to borrow up to the lesser of (i) $600.0 million or (ii) our borrowing base (calculated in accordance with the revolving credit facility agreement) minus our outstanding senior debt. The New Credit Facility includes a $300.0 million letter of credit sub-facility. The amount of available credit under the New Credit Facility will be reduced by the aggregate amount of all outstanding undrawn letters of credit. The New Credit Facility expires on October 26, 2008. In addition, we have the right to increase the size of the New Credit Facility to provide for up to an additional $150.0 million of revolving loans, subject to meeting certain requirements. Our obligations under the New Credit Facility are guaranteed by all of our material domestic subsidiaries, other than our mortgage and title subsidiaries. As of January 26, 2005 we had no borrowings outstanding under the New Credit Facility.

      Loans outstanding under the New Credit Facility may be base rate loans or Eurodollar loans, at our election. Base rate loans accrue interest at a rate per annum equal to (i) an applicable margin plus (ii) the higher of (A) Citicorp North America, Inc.’s base rate or (B) 0.5% plus the Federal Funds Rate. Eurodollar loans accrue interest at a rate per annum equal to (i) an applicable margin plus (ii) the reserve-adjusted Eurodollar rate for the interest period. Applicable margins will be adjusted based on the ratio of our liabilities to our adjusted tangible net worth and our senior debt rating. We will pay commitment fees ranging from 0.15% to 0.35% per annum on the unused portion of the facility. We will also pay customary administration fees, and expenses and customary fees due upon the issuance of any letters of credit, an extension of the facility term or an increase in aggregate borrowings.

      In order to borrow under the New Credit Facility and request that letters of credit be issued thereunder, we must satisfy certain borrowing conditions, including certifying that all representations and warranties contained in the revolving credit facility documents are true and that no default has occurred and is continuing thereunder. The amount we may borrow under the New Credit Facility is limited by financial covenants and by a borrowing base that is based on the value of our land, homes held for sale, sales backlog and the proceeds receivable from sales of our land and homes.

      The New Credit Facility requires us to maintain specified financial ratios regarding leverage, interest coverage, adjusted tangible net worth and certain operational measurements. The New Credit Facility also places certain restrictions on, among other things, our ability to pay or make dividends or other distributions, create or permit certain liens, make equity investments in joint ventures, enter into transactions with affiliates and merge or consolidate with other entities.

Warehouse Line of Credit

      To fund the origination of residential mortgage loans, our subsidiary, Preferred Home has entered into a $100 million revolving credit facility with Countrywide Warehouse Lending, a division of Countrywide Home Loans, Inc., which we refer to as our New Warehouse Facility. The size of the New Warehouse Facility may be increased to provide up to an additional $50.0 million of revolving loans, subject to meeting certain requirements. As of January 26, 2005, we had $14.1 million outstanding under the New Warehouse Facility. The New Warehouse Facility expires on October 22, 2005. The New Warehouse Facility bears interest at the 30 day LIBOR rate plus a margin of 1.25% to 3.0% determined based upon the type of mortgage loans being financed. As of January  26, 2005, our loans outstanding under the New Warehouse Facility accrued interest at an average rate of 3.802% per annum. The New Warehouse Facility is secured by funded mortgages which are pledged as collateral and requires Preferred Home to maintain certain financial ratios and minimums. The New Warehouse Facility also places certain restrictions on, among other things, Preferred Home’s ability to incur additional debt, create liens, pay or make dividends or other distributions, make equity investments, enter into transactions with affiliates, and merge or consolidate with other entities.

The 7 1/2% Senior Subordinated Notes due 2011

      On March 17, 2004, we completed a private placement of $125.0 million in aggregate principal amount of our 7 1/2% senior subordinated notes due 2011 under an indenture dated as of March 17, 2004, among us, the subsidiary guarantors parties thereto and Wells Fargo Bank, National Association, as trustee.

      This description summarizes certain terms of the 7 1/2% senior subordinated notes, but does not describe all of the terms. You should refer to the indenture governing the 7 1/2% senior subordinated notes, a copy of which has been filed as an exhibit to our Form S-4 dated April 19, 2004.

      Interest on the 7 1/2% senior subordinated notes accrues at a rate of 7 1/2% per annum and is payable semi-annually in arrears on March 15 and September 15. The 7 1/2% senior subordinated notes will mature on March 15, 2011.

      The 7 1/2% senior subordinated notes are:

•	our senior subordinated, unsecured obligations;

•	subordinated to all of our existing and future senior debt (including the 9% senior notes);

•	pari passu in right of payment with all of our existing and future senior subordinated debt;

•	senior in right of payment to all of our future subordinated obligations; and

•	guaranteed on a senior subordinated, unsecured basis by all of our material domestic subsidiaries, other than our mortgage and title subsidiaries.

      On or after March 15, 2008, the 7 1/2% senior subordinated notes are redeemable at our option, in whole, or in part, at any time, at a premium which is at a fixed percentage that declines to par on or after March 15, 2010, in each case together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to March 15, 2007, we may redeem up to 35% of the 7 1/2% senior subordinated notes with the net proceeds of certain equity offerings at a redemption price equal to 107.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date if at least 65% of the aggregate principal amount of the 7 1/2% senior subordinated notes remain outstanding after the redemption. Prior to March 15, 2008, we may redeem all or part of the 7 1/2% senior subordinated notes by paying a “make-whole” premium based on U.S. Treasury rates.

      Upon the occurrence of certain change of control events, each holder of 7 1/2% senior subordinated notes has the right to require us to purchase all or a portion of the holder’s 7 1/2% senior subordinated notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

      The indenture for the 7 1/2% senior subordinated notes contains certain covenants that limit our ability to:

•	incur additional indebtedness;

•	pay dividends or make other restricted payments;

•	create or permit certain liens;

•	sell assets;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	engage in transactions with affiliates;

•	incur layered indebtedness; and

•	consolidate or merge with or into other companies or sell all or substantially all of our assets.

The indenture also includes a covenant that requires us to maintain a certain consolidated net worth or make an offer to purchase the 7 1/2% senior subordinated notes. If the 7 1/2% senior subordinated notes receive an

Investment Grade Rating, then for so long as such rating is maintained and no default or event of default shall have occurred and be continuing, certain of the covenants will cease to apply.

The 10 3/8% Senior Subordinated Notes due 2012

      On June 25, 2002, we completed a private placement of $150.0 million in aggregate principal amount of our 10 3/8% senior subordinated notes due 2012 under an indenture dated as of June 25, 2002, among us, the subsidiary guarantors parties thereto and Wells Fargo Bank, National Association, as trustee. On April 22, 2003, we completed a private placement of an additional $35.0 million in aggregate principal amount of our 10 3/8% senior subordinated notes due 2012 under the same indenture.

      This description summarizes certain terms of the 10 3/8% senior subordinated notes, but does not describe all of the terms. You should refer to the indenture governing the 10 3/8% 2002 senior subordinated notes, a copy of which has been filed as an exhibit to our Current Report on Form 8-K dated July 9, 2002.

      Interest on the 10 3/8% senior subordinated notes accrues at a rate of 10 3/8% per annum and is payable semi-annually in arrears on January 1 and July 1. The 10 3/8% senior subordinated notes will mature on July 1, 2012.

      The 10 3/8% senior subordinated notes are:

•	our senior subordinated, unsecured obligations;

•	subordinated to all of our existing and future senior debt (including the 9% senior notes);

•	pari passu in right of payment with all of our existing and future senior subordinated debt;

•	senior in right of payment to all of our future subordinated obligations; and

•	guaranteed on a senior subordinated, unsecured basis by all of our material domestic subsidiaries, other than our mortgage and title subsidiaries.

      On or after July 1, 2007, the 10 3/8% senior subordinated notes are redeemable at our option, in whole, or in part, at any time, at a premium which is at a fixed percentage that declines to par on or after July 1, 2010, in each case together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to July 1, 2005, we may redeem up to 35% of the 10 3/8% senior subordinated notes with the net proceeds of certain equity offerings at a redemption price equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date if at least 65% of the aggregate principal amount of the 10 3/8% senior subordinated notes remain outstanding after the redemption. Prior to July 1, 2007, we may redeem all or part of the 10 3/8% senior subordinated notes by paying a “make-whole” premium based on U.S. Treasury rates.

      Upon the occurrence of certain change of control events, each holder of 10 3/8% senior subordinated notes has the right to require us to purchase all or a portion of the holder’s 10 3/8% senior subordinated notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

      The indenture for the 10 3/8% senior subordinated notes contains certain covenants that limit our ability to:

•	incur additional indebtedness;

•	pay dividends or make other restricted payments;

•	create or permit certain liens;

•	sell assets;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	engage in transactions with affiliates;

•	incur layered indebtedness; and

•	consolidate or merge with or into other companies or sell all or substantially all of our assets.

      The indenture also includes a covenant that requires us to maintain a certain consolidated net worth or make an offer to purchase the 10 3/8% senior subordinated notes. If the 10 3/8% senior subordinated notes receive an Investment Grade Rating, then for so long as such rating is maintained and no default or event of default shall have occurred and be continuing, certain of the covenants will cease to apply.

The 9% Senior Notes due 2010

      On June 25, 2002, we completed a private placement of $200.0 million in aggregate principal amount of our 9% senior notes due 2010. On February 3, 2003, we completed a private placement of an additional $100.0 million in aggregate principal amount of 9% senior notes due 2010, the terms of which were identical to the June 2002 senior notes. This description summarizes certain terms of the June 2002 senior notes and the February 2003 senior notes, but does not describe all of the terms. You should refer to the indenture governing the June 2002 senior notes, a copy of which has been filed as an exhibit to our Current Report on Form 8-K dated July 9, 2002, and the indenture governing our February 2003 senior notes, a copy of which has been filed as an exhibit to our Annual Report on Form 10-K, filed with the Commission on February 12, 2003.

      Interest on the 9% senior notes accrues at a rate of 9% per annum and is payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 2003. The 9% senior notes will mature on July 1, 2010.

      The 9% senior notes are:

•	our senior, unsecured obligations;

•	equal in right of payment with all of our existing and future senior debt;

•	senior in right of payment to all our future subordinated debt (including the 10 3/8% senior subordinated notes, the 7 1/2% senior subordinated notes and the notes); and

•	guaranteed on a senior, unsecured basis, by all of our material domestic subsidiaries, other than our mortgage and title subsidiaries.

      On or after July 1, 2006, the 9% senior notes are redeemable at our option, in whole or in part, at any time, at a premium which is at a fixed percentage that declines to par on or after July 1, 2008, in each case together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to July 1, 2005, we may redeem up to 35% of the 9% senior notes with the net proceeds of certain equity offerings at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, if at least 65% of the aggregate principal amount of the 9% senior notes remain outstanding after the redemption. Prior to July 1, 2006, we may redeem all or part of the 9% senior notes by paying a “make-whole” premium based on U.S. Treasury rates.

      Upon the occurrence of certain change of control events, each holder of 9% senior notes has the right to require us to purchase all or a portion of the holder’s 9% senior notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

      The indentures for the June 2002 senior notes and the February 2003 senior notes contain certain covenants that limit our ability to:

•	incur additional indebtedness;

•	pay dividends or make other restricted payments;

•	create or permit certain liens;

•	sell assets;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	engage in transactions with affiliates; and

•	consolidate or merge with or into other companies or sell all or substantially all of our assets.

      These indentures also include a covenant that requires us to maintain a certain consolidated net worth or make an offer to purchase the 9% senior notes. If the 9% senior notes receive an Investment Grade Rating, then for so long as such rating is maintained and no default or event of default shall have occurred and be continuing, certain of the covenants will cease to apply.

THE EXCHANGE OFFER

      You can find the definitions of capitalized terms used in this section under the heading “Description of the Notes — Certain Definitions.”

Terms of the Exchange Offer; Period for Tendering Old Notes

      The old notes were issued by us on December 21, 2004 to Citigroup Global Markets Inc. (the “Initial Purchaser”) pursuant to a Purchase Agreement, dated December 14, 2004, between us, the Subsidiary Guarantors and the Initial Purchaser. As set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all old notes that are properly tendered on or prior to the expiration date and not withdrawn as permitted below. The term “expiration date” means 5:00 p.m., New York City time on [21 business days after commencement of offer]; provided, however, that if we extend the period of time for which the exchange offer is open, the term “expiration date” means the latest time and date to which the exchange offer is extended.

      As of the date of this prospectus, $200.0 million aggregate principal amount of the old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date set forth on the cover page to all holders of old notes at the addresses set forth in the security register maintained by the trustee or other registrar. Our obligation to accept old notes for exchange is subject to conditions as set forth under “— Conditions to the Exchange Offer” below.

      We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any old notes, by public announcement of an extension to the holders of old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

      Old notes tendered in the exchange offer must be for a minimum of $1,000 in principal amount or any integral multiple of $1,000.

      If we make a material change in the terms of the exchange offer or the information concerning the exchange offer or waive a material condition to the exchange offer, we will disseminate additional exchange offer materials and extend the exchange offer to the extent required by law. In addition, we may, if we deem appropriate, extend the exchange offer for any other reason. If the principal amount of old notes subject to the exchange offer is decreased, the exchange offer will remain open at least ten business days from the date we first give notice to you, by public announcement or otherwise, of that decrease. In the case of an extension of the exchange offer, the announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the exchange offer. Without limiting the manner in which any public announcement may be made, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

Registration Covenant; Exchange Offer

      Under our registration rights agreement, dated December 21, 2004, with the Initial Purchaser (the “Registration Rights Agreement”), we have agreed to file with the Commission an exchange offer registration statement on the appropriate form under the Securities Act with respect to the new notes (the “Exchange Offer Registration Statement”). This registration statement on Form S-4, of which this prospectus forms a part, constitutes the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement. Upon the effectiveness of this Exchange Offer Registration Statement, we will offer to the holders of the old notes who are able to make required representations the opportunity to exchange their old notes for new notes.

      The Registration Rights Agreement provides that in the event that (i) due to any change in law or applicable interpretations of the Staff of the Commission we determine upon advice of counsel that we are not permitted to effect the Registered Exchange Offer, (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days after the date of the original issuance of the old notes or the Registered Exchange Offer is not consummated within 45 days following the date that is 180 days after the date of the original issuance of the old notes, (iii) the Initial Purchaser so requests with respect to old notes not eligible to be exchanged for new notes in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer or in certain other circumstances or (iv) any holder of old notes (other than the Initial Purchaser) is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable new notes in the Registered Exchange Offer other than by reason of such holder being an affiliate of the Company (it being understood that the requirement that a participating broker-dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of new notes shall not result in such new notes being not “freely tradeable”), we will, at our cost, (a) as promptly as practicable, file a shelf registration statement (the “Shelf Registration Statement”) covering resales of the old notes or new notes, as the case may be and (b) cause the Shelf Registration Statement to remain continuously effective until the earliest of (A) the time when all of the old notes or new notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) the date on which all such old notes or new notes, as applicable, are disposed of in accordance with the Shelf Registration Statement and (C) two years after its effective date.

      In the event a Shelf Registration Statement is filed, we will provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be, covered by such Shelf Registration Statement. A holder selling such old notes or new notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which is applicable to such holder (including certain indemnification obligations).

      The Registration Rights Agreement provides that if (a) on or prior to the 90th day following the date of original issuance of the old notes, neither an Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission, (b) on or prior to the 180th day following the date of original issuance of the old notes, neither an Exchange Offer Registration Statement nor a Shelf Registration Statement has been declared effective, (c) on or prior to the 45th day following the date an Exchange Offer Registration Statement has been first declared effective, neither a Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective or (d) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of old notes or new notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d), a “Registration Default”), interest (“Special Interest”) will accrue on the principal amount of the affected old notes and the new notes (in addition to the stated interest on the old notes and the new notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum. We will pay Special Interest on regular interest payment dates in the same manner as other interest.

Interest on New Notes

      Each new note will bear interest from the most recent date to which interest has been paid or duly provided for on the old note surrendered in exchange for a new note, or, if no interest has been paid or duly provided for on the old note, from December 21, 2004. Holders of the old notes whose old notes are accepted for exchange will not receive accrued interest on the old notes for any period from and after the last interest payment date to which interest has been paid or duly provided for on the old notes prior to the original issue date of the new notes. These holders will be deemed to have waived the right to receive any interest on the old notes accrued from and after that interest payment date, or, if no interest has been paid or fully provided for, from and after December 21, 2004. Interest on the notes is payable semi-annually in arrears on each January 15 and July 15, commencing on July 15, 2005.

Procedures for Tendering Old Notes

      To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signatures guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or a facsimile, together with the old notes and any other required documents, to the exchange agent. The exchange agent must receive these documents at the address set forth below prior to 5:00 p.m., New York City time on the expiration date. Delivery of the old notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of book-entry transfers must be received by the exchange agent prior to the expiration date.

      By executing a letter of transmittal, each holder will make the representations set forth below under the heading “— Resale of New Notes.”

      The tender by a holder and the acceptance by us will constitute an agreement between the holder and us in accordance with the terms subject to the conditions set forth in this prospectus and in the letter of transmittal.

      The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or notes should be sent to us. Holders may request their brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

      Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf.

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution (as defined below) unless the old notes tendered:

•	are signed by the registered holder, unless the holder has completed the box entitled “special exchange instructions” or “special delivery instructions” on the letter of transmittal; or

•	are tendered for the account of an eligible institution.

      In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act (an “eligible institution”).

      If a letter of transmittal is signed by a person other than the registered holder of any old notes listed on the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the old notes, with the signature guaranteed by an eligible institution.

      If a letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

      All questions as to the validity, form, eligibility, including time or receipt, acceptance of tendered old notes and withdrawal of tendered old notes will be determined by us in our reasonable discretion. This determination will be final and binding. We reserve the absolute right to reject any and all old notes that are not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time period we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Tenders of old notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Book-Entry Delivery Procedures

      Promptly after the date of this prospectus, the exchange agent for the old notes will establish accounts with respect to the old notes at DTC, (the “book-entry transfer facility”) for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of the old notes by causing the book-entry transfer facility to transfer old notes into the exchange agent’s account at the book-entry transfer facility in accordance with the book-entry transfer facility’s procedures for transfers. Timely book-entry delivery of old notes pursuant to the exchange offer, however, requires receipt of a book-entry confirmation prior to the expiration date. In addition, to receive new notes for tendered old notes, the letter of transmittal, or a mutually signed facsimile, together with any required signature guarantees and any other required documents, or an agent’s message in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth under “— Exchange Agent” below prior to the expiration date. Alternatively, the guaranteed delivery procedures described below must be complied with. Tender will not be considered made until the documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Tender of Existing Notes Held Through Book-Entry Transfer Facility

      The exchange agent and the book-entry transfer facility have confirmed that the exchange offer is eligible for the book-entry transfer facility’s Automated Tender Offer Program, or ATOP. Accordingly, participants in the book-entry transfer facility’s ATOP may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing the book-entry transfer facility to transfer old notes to the exchange agent in accordance with the book-entry transfer facility’s ATOP procedures for transfer. The book-entry transfer facility will then send an agent’s message to the exchange agent.

      The term “agent’s message” means a message transmitted by a book-entry transfer facility, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	the book-entry transfer facility has received an expressed acknowledgment from a participant in its ATOP that is tendering old notes which are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, the participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce the agreement against the participant.

Guaranteed Delivery Procedure

      Holders who wish to tender their old notes and (1) whose old notes are not immediately available, (2) who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

•	the tender is made through an eligible institution;

•	prior to the expiration date, the agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the old notes and the principal amount of old notes tendered and guaranteeing that, within three New York Stock Exchange trading days after the date of execution, the letter of transmittal or facsimile together with the certificate(s) representing the old notes or a book-entry confirmation of the old notes into the exchange agent’s account at the book-entry transfer facility and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

•	a properly completed and executed letter of transmittal for facsimile, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a book-entry confirmation transfer of the old notes into the exchange agent’s account at the book-entry transfer facility and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution.

      Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawals of Tenders

      Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

      To withdraw a tender of old notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at the address set forth below prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

•	specify the name of the person having deposited the old notes to be withdrawn (the “depositor”);

•	identify the old notes to be withdrawn, including the certificates number(s) and principal amount of the old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee or other registrar register transfer of the old notes into the name of the person withdrawing the tender; and

•	specify the name in which any of the old notes are to be registered, if different from that of the depositor.

      All questions as to the validity, form and eligibility, including time or receipt, of the notices will be determined by us. Our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued in exchange unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to their holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under “— Procedures for Tendering Old Notes” at any time prior to the expiration date.

Conditions to the Exchange Offer

      Notwithstanding any other terms of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes, and may terminate the exchange offer before the expiration date if, in our reasonable judgment, the exchange offer would violate any law, statute, rule or regulation or an interpretation thereof of the Staff of the Commission. If we determine in our reasonable discretion that this condition is not satisfied prior to the expiration date, we may:

•	refuse to accept any old notes and return all tendered old notes to the tendering holders;

•	extend the exchange offer and retain all old notes tendered prior to the expiration date, subject, however, to the rights of holders to withdraw the old notes (see “— Withdrawals of Tenders”); or

•	waive the unsatisfied condition with respect to the exchange offer and accept all validly tendered old notes which have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that five to ten business-day period.

Exchange Agent

      Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer of the old notes. The executed letter of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

By Overnight Courier
By Registered and Certified Mail	or Regular Mail:	By Hand Delivery
Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480 Attention: Reorg.	Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479 Attention: Reorg.	Wells Fargo Bank, National Association Corporate Trust Services 608 2nd Avenue South Northstar East Building — 12th Floor Minneapolis, MN 55402 Attention: Reorg.

or

Facsimile: (612) 667-4927

Telephone: (612) 667-9764

      Delivery of a letter of transmittal to an address other than one of those set forth above for the exchange agent or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of a letter of transmittal.

Fees and Expenses

      We will not make any payment to brokers, dealers or others for soliciting acceptances of the exchange offer.

Transfer Taxes

      Holders who tender their old notes for exchange generally will not be obligated to pay any transfer tax in connection with the exchange. However, holders who instruct us to register new notes in the name of a person other than the registered tendering holders, or request that old notes not properly tendered, withdrawn or not accepted in the exchange offer be returned to a person other than the registered tendering holder, will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

      The new notes will be recorded at the same carrying value as the old notes. This is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us in connection with the exchange offer. The expenses of the exchange offer will be amortized over the term of the notes.

Appraisal Rights

      Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Resale of New Notes

      The new notes are being offered to satisfy our obligations contained in the Registration Rights Agreement. We are making the exchange offer in reliance on the position of the Staff of the Commission as set forth in the Exxon Capital No-Action Letter, the Morgan Stanley No-Action Letter, the Shearman & Sterling No-Action Letter, and other interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter addressing these matters and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the exchange offer as it has in those interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, we believe that new notes issued pursuant to this exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by holders, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	the new notes are acquired in the ordinary course of the holder’s business; and

•	the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution within the meaning of the Securities Act of the new notes.

However, any holder who:

•	is an “affiliate” of ours, within the meaning of Rule 405 under the Securities Act;

•	does not acquire new notes in the ordinary course of its business;

•	intends to participate in the exchange offer for the purpose of distributing new notes; or

•	is a broker-dealer who purchased old notes directly from us,

will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters; will not be permitted or entitled to tender old notes in the exchange offer; and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of old notes unless the sale is made pursuant to an exemption from those requirements.

      In addition, as described below, if any broker-dealer holds old notes acquired for its own account as a result of market-making or other trading activities and exchanges the old notes for new notes (a “participating broker-dealer”), the participating broker-dealer may be deemed to be a statutory “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of new notes. See “Plan of Distribution.”

      Each holder who wishes to exchange old notes for new notes in the exchange offer will be required to represent that:

•	it is not an affiliate of ours;

•	any new notes to be received by it are being acquired in the ordinary course of its business; and

•	it has no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of new notes.

      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must:

•	acknowledge that it acquired the old notes for its own account as a result of market-making activities or other trading activities, and not directly from us; and

•	agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes.

      The letter of transmittal states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, we believe that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes received upon exchange of old notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of new notes. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with the resales of new notes received in exchange for old notes where the old notes were acquired by the participating broker-dealer for its own account as a result of market-making or other trading activities.

      Subject to provisions set forth in the Registration Rights Agreement, we shall use our best efforts to:

•	keep the Exchange Offer Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of new notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities; and

•	ensure that the Exchange Offer Registration Statement conforms with the requirements of the Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

      Any participating broker-dealer who is an affiliate of ours may not rely on the interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      Each participating broker-dealer who surrenders old notes pursuant to the exchange offer will be deemed to have agreed, by execution of a letter of transmittal, that, upon receipt of notice from us of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect or which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of other events specified in the Registration Rights Agreement, the participating broker-dealer will suspend the sale of new notes pursuant to this prospectus until we have amended or supplemented this prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to the participating broker-dealer or we have given notice that the sale of the new notes may be resumed, as the case may be.

Consequences of Failure to Exchange Old Notes

      Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of old notes outstanding. Following the consummation of the exchange offer, holders who did not tender their old notes generally will not have any further registration rights under the Registration Rights Agreement, and these old notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the old notes could be adversely affected. The old notes are currently eligible for sale under Rule 144A through the PORTAL Market. Because we anticipate that most holders will elect to exchange their old notes for new notes due to the absence of most restrictions on the resale of new notes, we anticipate that the liquidity of the market for any old notes remaining outstanding after the exchange offer may be substantially limited.

      As a result of the making of the exchange offer, we will have fulfilled our obligations under the Registration Rights Agreement, and holders who do not tender their old notes generally will not have any further registration rights or rights to receive liquidated damages specified in the Registration Rights Agreement for our failure to register the new notes.

      The old notes that are not exchanged for new notes will remain restricted securities. Accordingly, the old notes may be resold only:

•	to us or one of our subsidiaries;

•	to a qualified institutional buyer;

•	to an institutional accredited investor;

•	to a party outside the United States under Regulation S under the Securities Act;

•	under an exemption from registration provided by Rule 144 under the Securities Act; or

•	under an effective registration statement.

DESCRIPTION OF THE NOTES

General

      You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the words “Company,” “we” and “our” refer only to Technical Olympic USA, Inc. and not to any of its subsidiaries.

      The old notes were, and the new notes will be, issued under the Indenture, dated as of December 21, 2004 (the “Indenture”), among us, the subsidiary guarantors thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The term “Notes” refers to the old notes and the new notes. The statements under this caption relating to the Notes and the Indenture are summaries and are not complete. In addition, they are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions of various terms in the Indenture. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939. Where reference is made to particular provisions of the Indenture or to defined terms not defined in this prospectus, the provisions or defined terms are incorporated by reference into this prospectus. Copies of the Indenture are available for review at the corporate offices of the trustee and may also be obtained from us upon request.

Principal, Maturity and Interest

      The Company issued $200.0 million aggregate principal amount of old notes on December 21, 2004, and subject to compliance with the limitations described under “— Certain Covenants — Limitation on Debt,” the Company can issue an unlimited principal amount of additional notes at later dates under the Indenture. The Company can issue the additional notes as part of the same series or as an additional series. Any additional notes that the Company issues in the future will be identical in all respects to the Notes, except that additional notes issued in the future will have different issuance prices and issuance dates.

      The Company will issue the new notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

      The Notes will mature on January 15, 2015.

      Interest on the Notes will accrue at a rate of 7 1/2% per annum and will be payable semi-annually in arrears on January 15 and July 15. Payment of interest on the Notes will commence on July 15, 2005. We will pay interest to those persons who were holders of record on the January 1 or July 1 immediately preceding each interest payment date.

      Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      The interest rate on the Notes will increase if:

(1) we do not file on a timely basis either:

(A) a registration statement to allow for an exchange offer or

(B) a resale shelf registration statement for the Notes offered hereby;

(2) the registration statement referred to above is not declared effective on a timely basis; or

(3) certain other conditions are not satisfied.

      Any interest payable as a result of any such increase in the interest rate is referred to as “Special Interest.” You should refer to the description under the heading “The Exchange Offer — Registration Covenant; Exchange Offer” for a more detailed description of the circumstances under which the interest rate will increase.

Ranking and Subordination

      The Notes are:

•	senior subordinated, unsecured obligations of the Company;

•	subordinated to all existing and future Senior Debt of the Company;

•	pari passu with all existing and future Senior Subordinated Debt of the Company;

•	senior to all existing and future Subordinated Debt of the Company; and

•	guaranteed on a senior subordinated, unsecured basis by the Subsidiary Guarantors.

      The payment of principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Notes, and payment under any Subsidiary Guaranty, will be subordinated in right of payment to the payment when due in cash of all Senior Debt of the Company or the relevant Subsidiary Guarantor, as the case may be. As a result of this subordination, holders of Senior Debt will be entitled, in any of the following situations, to receive full payment in cash on all obligations owed to them before any kind of payment (other than in certain events, payment in Permitted Junior Securities) can be made to holders of the Notes:

•	liquidation, dissolution or winding up of the Company or the relevant Subsidiary Guarantor;

•	bankruptcy, reorganization, receivership or similar proceedings of or with respect to the Company or the relevant Subsidiary Guarantor;

•	assignments for the benefit of the Company’s or the relevant Subsidiary Guarantor’s creditors; or

•	any marshaling of the Company’s or the relevant Subsidiary Guarantor’s assets and liabilities.

      As of September 30, 2004, as adjusted for the Recent Transactions, the offering of the old notes and the application of the net proceeds therefrom, the new notes would have been:

•	junior in right of payment to $300.0 million of Senior Debt, including the $200.0 million in aggregate principal amount of 9% senior notes due 2010 issued in June 2002 and the $100.0 million in aggregate principal amount of 9% senior notes due 2010 issued in February 2003; and

•	equal in right of payment to $310.0 million of our existing senior subordinated notes, including the $150.0 million in aggregate principal amount of 10 3/8% senior subordinated notes due 2012 issued in June 2002, the $35.0 million in aggregate principal amount of 10 3/8% senior subordinated notes due 2012 issued in April 2003 and the $125.0 million in aggregate principal amount of 7 1/2% senior subordinated notes due 2011 issued in March 2004.

      As of September 30, 2004, as adjusted for the Recent Transactions, the offering of the old notes, the application of the net proceeds therefrom, the Company could have incurred up to $440.9 million of additional Senior Debt under our New Credit Facility which would be senior in right of payment to the Notes. In addition, subject to restrictions in our financing documents, the Company may incur additional Senior Debt. As of January 26, 2005, we had no borrowings outstanding under the New Credit Facility which would be senior in right of payment to the Notes.

      Substantially all the operations of the Company are conducted through its subsidiaries. Therefore, the Company’s ability to service its debt, including the Notes, is dependent upon the cash flow of its subsidiaries and, to the extent they are not Subsidiary Guarantors, their ability to distribute those earnings as dividends, loans or other payments to the Company. If their ability to make these distributions were restricted, by law or otherwise, then the Company would not be able to use the cash flow of the non-guarantor subsidiaries to make payments on the Notes. Furthermore, under certain circumstances, bankruptcy, “fraudulent conveyance” or other similar laws could invalidate the Subsidiary guaranties. If this were to occur, the Company would also be unable to use the cash flows of these Subsidiary Guarantors to the extent they face restrictions on distributing funds to the Company. Any of the situations described above could make it more difficult for the Company to service its debt.

      The Company only has a stockholder’s claim on the assets of its subsidiaries. This stockholder’s claim is junior to the claims that creditors of the Company’s subsidiaries have against those subsidiaries. Holders of the Notes will only be creditors of the Company and those subsidiaries of the Company that are Subsidiary Guarantors. In the case of subsidiaries of the Company that are not Subsidiary Guarantors, all the existing and future liabilities of such subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the Notes. The Subsidiary Guarantors and the Company’s other subsidiaries have other liabilities, including contingent liabilities, that may be significant. The Indenture contains limitations on the amount of additional Debt that the Company and the Restricted Subsidiaries may incur. However, the amounts of such Debt could nevertheless be substantial and may be incurred either by the Company, the Subsidiary Guarantors or the Company’s other Restricted Subsidiaries.

      The Notes and the Subsidiary Guaranties are unsecured obligations of the Company and the Subsidiary Guarantors, respectively. Secured Debt of the Company and the Subsidiary Guarantors effectively will be senior to the Notes and the Subsidiary Guaranties to the extent of the value of the assets securing such Debt, as well as by virtue of its ranking in the case of Debt that constitutes Senior Debt.

      The Company may not pay principal of, or premium, if any, interest or Special Interest, if any, on, or any other amounts payable in respect of, the Notes, or make any deposit in respect of the Notes pursuant to the provisions described under “— Defeasance,” and may not repurchase, redeem or otherwise retire any Notes (collectively, “pay the Notes”), if:

(a) any principal, premium, interest or any other amount payable in respect of any Senior Debt is not paid within any applicable grace period (including at maturity), or

(b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms,

unless, in either case,

(1) the default has been cured or waived and any such acceleration has been rescinded, or

(2) such Senior Debt has been paid in full in cash;

provided, however, that the Company may pay the Notes without regard to the preceding if the Company and the Trustee receive written notice approving such payment from the Representative of such issue of Senior Debt.

      During the continuance of any default (other than a default described in clause (a) or (b) above) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a “Payment Blockage Notice”) and ending 179 days thereafter, unless such Payment Blockage Period is earlier terminated:

(a) by written notice to the Trustee and the Company from the Representative that gave such Payment Blockage Notice,

(b) because such default is no longer continuing, or

(c) because such Designated Senior Debt has been repaid in full in cash.

Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Company shall (unless otherwise prohibited as described in the preceding paragraph or the first sentence of this paragraph) resume payments on the Notes after the end of such Payment Blockage Period.

      Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

      If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions described above, the failure will constitute an Event of Default under the Indenture and will entitle the holders of the Notes to exercise the rights and remedies described under “— Events of Default.”

      Until the Senior Debt is paid in full in cash, any distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to the trustee of the holders of the Senior Debt. If a payment or distribution is made to holders of Notes that, due to the subordination provisions, should not have been made to them, the Trustee or such holders are required to hold it in trust for the holders of Senior Debt and pay it over to them as their interests may appear.

      If payment of the Notes is accelerated when any Designated Senior Debt is outstanding, the Company may not pay the Notes until three business days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

      The Subsidiary Guaranty of each Subordinated Guarantor will be subordinated to Senior Debt of such Subordinated Guarantor to the same extent and in the same manner as the Notes are subordinated to Senior Debt of the Company.

      Because of the Indenture’s subordination provisions, holders of Senior Debt of the Company or the Subsidiary Guarantors may recover disproportionately more than the holders of the Notes recover in a bankruptcy or similar proceeding relating to the Company or a Subsidiary Guarantor. In such a case, there may be insufficient assets, or no assets, remaining to pay the principal of, premium, if any, or interest on the Notes.

      Payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust pursuant to the provisions described under “— Defeasance” will not be subject to the subordination provisions described above.

      For a discussion of some of the risks relating to the ranking and subordination of the Notes, see “Risk Factors — The right to receive payment on the notes and guarantees of those notes is subordinated to our senior debt,” “— Our holding company structure could limit our ability to access the cash of our non-guarantor subsidiaries and the ability of the holders of the notes to access the assets of those subsidiaries will be effectively subordinated to those subsidiaries’ other obligations thereby resulting in less cash flow and assets to support the notes” and “— Your ability to enforce the guarantees of the notes may be limited because the guarantees may potentially raise fraudulent transfer issues.”

Subsidiary Guaranties

      The obligations of the Company under the Indenture, including the repurchase obligation resulting from a Change of Control or in the event the Company’s Consolidated Net Worth is less than a specified amount for a specified period of time, are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated, unsecured basis, by the material existing and all future Domestic Restricted Subsidiaries of the Company. As of the closing of this offering, all Subsidiaries of the Company will be Subsidiary Guarantors, except Alliance Insurance and Information Services, LLC, Engle Homes Reinsurance Limited, Preferred Home Mortgage Company, Prestige Abstract & Title, LLC, Professional Advantage Title, Ltd., The Century Title Agency, Ltd., Universal Land Title of Colorado, Inc., Universal Land Title, Inc., Universal Land Title Investment #1, LLC, Universal Land Title Investment #2, LLC, Universal Land Title Investment #3, LLC, Universal Land Title Investment #4, LLC, Universal Land Title of South Florida, Ltd., Universal Land Title of Texas, Inc., Universal Land Title of The Palm Beaches, Ltd., WPines Developers, L.L.C. and Woodland Pines, L.P. See “— Certain Covenants — Future Subsidiary Guarantors.”

      As of September 30, 2004, the Company’s consolidated Subsidiaries that are not Subsidiary Guarantors had assets of $177.1 million.

      As of September 30, 2004, as adjusted for the Recent Transactions, the offering of the old notes and the application of the net proceeds therefrom, the Subsidiary Guaranties issued by each of the Subsidiary Guarantors, are subordinate in right of payment to $300.0 million of Senior Debt.

      As of September 30, 2004, as adjusted for the Recent Transactions, the offering of the old notes, the application of the net proceeds therefrom, the Subsidiary Guarantors could have incurred an additional $440.9 million of Senior Debt under our New Credit Facility to which the Subsidiary Guaranties would be subordinate in right of payment. In addition, subject to restrictions in our financing documents, the Subsidiary Guarantors may incur additional Senior Debt.

      The Subsidiary Guarantors currently generate substantially all the Company’s revenue.

           (a) If the Company sells or otherwise disposes of either:

(1) its entire ownership interest in a Subsidiary Guarantor; or

(2) all or substantially all the Property of a Subsidiary Guarantor, or

           (b) a Subsidiary Guarantor sells or otherwise disposes of either:

(1) its entire ownership interest in another Subsidiary Guarantor; or

(2) all or substantially all the Property of another Subsidiary Guarantor,

then in any such case, such Subsidiary Guarantor being sold or whose Property is being sold will be released from all its obligations under its Subsidiary Guaranty, subject to compliance with the covenant described under “— Merger, Consolidation and Sale of Property.” In addition, if the Company designates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company can do under certain circumstances, the designated Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty. See “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries” and “— Merger, Consolidation and Sale of Property.”

      If any Subsidiary Guarantor makes payments under its Subsidiary Guaranty, each of the Company and the other Subsidiary Guarantors must contribute their share of such payments. The Company’s and the other Subsidiary Guarantors’ shares of such payment will be computed based on the proportion that the net worth of the Company or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Company and all the Subsidiary Guarantors combined.

Optional Redemption

      Except as set forth below, the Notes will not be redeemable at the option of the Company prior to their maturity.

      At any time prior to January 15, 2015, the Company may, subject to the terms of its Senior Notes Indenture and its other Senior Debt, redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed; and

(b) the sum of the present values of (1) the scheduled principal payment on the Notes at January 15, 2015 and (2) the remaining scheduled payments of interest from the redemption date to January 15, 2015, but excluding accrued and unpaid interest to the redemption date, discounted to the redemption date at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      Any notice to holders of Notes of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two business days prior to the redemption date (unless clause (b) of the definition of “Comparable Treasury Price” is applicable, in which case, such Officers’ Certificate will be delivered on the redemption date).

      At any time and from time to time, prior to January 15, 2008, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Notes that have been issued under the Indenture on or after the Issue Date with the proceeds of one or more Equity Offerings, at a redemption price equal to 107.50% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes that have been issued under the Indenture on or after the Issue Date remains outstanding. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days’ prior notice.

Sinking Fund

      There are no mandatory sinking fund payments for the Notes.

Repurchase at the Option of Holders Upon a Change of Control

      Upon the occurrence of a Change of Control, the Company shall make an offer to all holders of the Notes to repurchase all or any part of a holder’s Notes pursuant to the terms described below at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      Within 30 days following any Change of Control, the Company shall:

(a) cause a notice of the Change of Control offer to be sent at least once to the Dow Jones News Service or a similar business news service in the United States; and

(b) send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder’s address appearing in the security register for the Notes, a notice stating:

(1) that a Change of Control has occurred and an offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all Notes timely tendered will be accepted for payment;

(2) the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

(4) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

      The Change of Control repurchase feature is a result of negotiations between the Company and the initial purchaser of the old notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to certain covenants described below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect the Company’s capital structure or credit ratings.

      The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” of the assets of the Company and the Restricted Subsidiaries, considered as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if the Company and the Restricted Subsidiaries considered as a whole dispose of less than all their assets by any of the means described above, the ability of a holder of Notes to require the Company to repurchase its Notes may be uncertain. In such a case, holders of the Notes may not be able to resolve this uncertainty without resorting to legal action.

      The Senior Credit Facility provides that the occurrence of a Change of Control would constitute a default under that facility, which would permit the holders of the Debt to give a Payment Blockage Notice with respect to the Notes as described under “— Ranking and Subordination.” Our existing indentures require the Company to offer to repurchase all notes issued thereunder upon a Change of Control, and any resulting payment obligation with respect to those notes would rank ahead of the Company’s obligation to repurchase the Notes under the provisions of the Indenture. Debt incurred by the Company in the future may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of Notes of their right to require the Company to repurchase such Notes could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company’s failure to repurchase Notes in connection with a Change of Control would result in a default under the Indenture. Such a default would, in turn, constitute a default under existing debt of the Company, and may constitute a default under future debt as well. The Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the Notes. See “— Amendments and Waivers.”

Certain Covenants

      Maintenance of Consolidated Net Worth. In the event (the “Notes Net Worth Trigger Event”) the Consolidated Net Worth at the end of each of any two consecutive fiscal quarters ending after the Issue Date (the last day of such second fiscal quarter being referred to as the “Notes Net Worth Trigger Date”) is less than $150.0 million (the “Notes Minimum Net Worth”), the Company shall make an offer to all holders of the Notes (a “Notes Net Worth Offer”) to repurchase Notes in an aggregate principal amount equal to the Notes Net Worth Offer Amount (as defined below) on a pro rata basis from such holders, on a business day (the “Notes Net Worth Repurchase Date”) that is no earlier than 30 days or later than 60 days following the date the Notes Net Worth Notice (as defined below) is mailed and at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the Notes Net Worth Repurchase Date (the “Notes Net Worth Offer Price”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      The “Notes Net Worth Offer Amount” shall equal 10% of the aggregate principal amount of the Notes then outstanding (or if less than 10% of the original aggregate principal amount of such Notes (including any additional Notes) issued are then outstanding, the amount of all the Notes outstanding at the time) (the “Notes Net Worth Offer Amount”).

      The Company may credit against the Notes Net Worth Offer Amount the principal amount of Notes acquired by the Company prior to the Notes Net Worth Trigger Date through purchase, optional redemption or exchange; provided, however, no credit shall be made for any mandatory repurchase, including, without limitation, repurchases pursuant to a Change of Control offer or an offer in connection with an Asset Sale. Notwithstanding anything in the preceding two paragraphs to the contrary, in no event shall the Company’s failure to maintain a minimum Consolidated Net Worth result in requiring it to make more than one Notes Net Worth Offer. The Company shall notify the Trustee promptly after the occurrence of the Notes Net Worth Trigger Event and shall notify the Trustee in writing if its Consolidated Net Worth is less than the Notes Minimum Net Worth for any fiscal quarter ending after the Issue Date and prior to the Notes Net Worth Repurchase Date, if any.

      Within 30 days following the Notes Net Worth Trigger Date, the Company shall:

(a) cause a notice of the Notes Net Worth Offer to be sent at least once to the Dow Jones News Service or a similar business news service in the United States; and

(b) send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder’s address appearing in the security register for the Notes, a notice stating:

(1) that a Notes Net Worth Trigger Event has occurred and a Notes Net Worth Offer is being made and that all Notes timely tendered will be accepted for payment on a pro rata basis or otherwise in accordance with DTC’s applicable procedures;

(2) the Notes Net Worth Offer Price, the Notes Net Worth Offer Amount and the Notes Net Worth Repurchase Date;

(3) the date by which the Notes Net Worth Offer must be accepted; and

(4) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Notes Net Worth Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

      The exercise by holders of Notes of their right to require the Company to repurchase such Notes could cause a default under existing or future debt of the Company due to the financial effect of such repurchase on the Company. In addition, the Company’s ability to pay cash to holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company’s failure to repurchase Notes following a Notes Net Worth Trigger Event would result in a default under the Indenture. Such a default would, in turn, constitute a default under existing debt of the Company and may constitute a default under future debt as well. The Company’s obligation to make an offer to repurchase the Notes as a result of a Notes Net Worth Trigger Event may be waived or modified at any time prior to the occurrence of such Notes Net Worth Trigger Event with the written consent of the holders of a majority in principal amount of the Notes. See “— Amendments and Waivers.”

      Limitation on Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt (including any Acquired Debt) unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

(1) such Debt is Debt of the Company or a Subsidiary Guarantor and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, either (a) the Consolidated Interest

Coverage Ratio would be greater than 2.0 to 1 or (b) the Consolidated Debt to Consolidated Tangible Net Worth Ratio would not be greater than 3.0 to 1; or

(2) such Debt is Permitted Debt.

      The term “Permitted Debt” is defined to include the following:

(a) (i) Debt of the Company evidenced by the Initial Senior Subordinated Notes and the Senior Subordinated Exchange Notes issued in exchange for such Initial Senior Subordinated Notes and in exchange for any Additional Senior Subordinated Notes; (ii) Debt of the Subsidiary Guarantors evidenced by the Subsidiary Guaranties relating to the Initial Senior Subordinated Notes and the Senior Subordinated Exchange Notes issued in exchange for such Initial Senior Subordinated Notes and in exchange for any Additional Senior Subordinated Notes; (iii) Debt of the Company evidenced by the Initial Senior Notes and the Senior Exchange Notes issued in exchange for the Initial Senior Notes and in exchange for any Additional Senior Notes; and (iv) Debt of Subsidiary Guarantors evidenced by the Senior Subsidiary Guaranties relating to the Initial Senior Notes and the Senior Exchange Notes issued in exchange for the Initial Senior Notes and in exchange for any Additional Senior Notes.

(b) Debt of the Company or a Subsidiary Guarantor under Credit Facilities, provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed the greater of:

(1) $225.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under Credit Facilities and not subsequently reinvested in Additional Assets or used to Repay other Debt, pursuant to the covenant described under “— Limitation on Asset Sales;” and

(2) 25% of Consolidated Net Tangible Assets;

(c) Debt of the Company or a Subsidiary Guarantor in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

(1) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased; and

(2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed $10.0 million;

(d) Debt of the Company owing to and held by any Wholly-Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly-Owned Restricted Subsidiary ceasing to be a Wholly-Owned Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly-Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(e) Debt of a Restricted Subsidiary outstanding on the date on which such Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time such Restricted Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant; and provided, further, such Restricted Subsidiary executes and delivers a supplemental indenture providing for a Subsidiary Guaranty in accordance with “— Future Subsidiary Guarantors” to the extent so required by that covenant;

(f) Debt under Interest Rate Agreements entered into by the Company or a Subsidiary Guarantor for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Subsidiary Guarantor and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

(g) Debt Incurred by the Company or a Subsidiary Guarantor under a Warehouse Facility provided that the amount of such Debt (including funding drafts issued thereunder) outstanding at any time pursuant to this clause (g) does not exceed the value of the Mortgages pledged to secure Debt thereunder;

(h) Debt in connection with one or more standby letters of credit or payment or performance bonds issued by the Company or a Subsidiary Guarantor in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(i) Debt of a Foreign Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $15.0 million;

(j) Debt of a Domestic Restricted Subsidiary (other than a Subsidiary Guarantor) in an aggregate principal amount outstanding at any one time not to exceed $10.0 million;

(k) Non-Recourse Debt of the Company or a Restricted Subsidiary;

(l) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (k) above;

(m) Debt of the Company or a Subsidiary Guarantor in an aggregate principal amount outstanding at any one time not to exceed $35.0 million; and

(n) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (c), (e) and (l) above.

      Notwithstanding anything to the contrary contained in this covenant:

(a) the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to this covenant, other than pursuant to clause (1) of the first paragraph of this covenant and clause (m) above, if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Debt in respect of the Notes or any Subsidiary Guaranty unless such Debt shall be subordinated to the Notes or the applicable Subsidiary Guaranty, as the case may be, to at least the same extent as such Subordinated Debt;

(b) the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor of the Notes to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor of the Notes; and

(c) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purpose of this covenant.

      For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (n) above or is entitled to be incurred pursuant to clause (1) of the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Debt on the date of its Incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this covenant, and such item of Debt will be treated as having been incurred pursuant to one or more of such clauses or pursuant to clause (1) of the first paragraph of this covenant.

      Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

(a) a Default or Event of Default shall have occurred and be continuing;

(b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt;” or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since June 25, 2002 (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

(1) 45% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which June 25, 2002 occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2) 100% of the Capital Stock Sale Proceeds, plus

(3) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after June 25, 2002 of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company excluding,

(x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

(4) an amount equal to the sum of:

(A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person since June 25, 2002; and

(B) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

provided, however, that the preceding sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, plus

(5) $15.0 million.

Notwithstanding the preceding limitation, the Company or any Restricted Subsidiary may:

(a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, such dividends shall be included in the calculation of the amount of Restricted Payments;

(b) purchase, repurchase, redeem, legally defease, acquire or retire for value its Capital Stock or Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock, and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

(1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

(2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

(c) purchase, repurchase, redeem, legally defease, acquire or retire for value any of its Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt;

(d) so long as no Default or Event of Default has occurred and is continuing, purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock from any officer, director or employee of the Company or its Restricted Subsidiaries in an aggregate amount not to exceed $2.0 million per year;

(e) acquire the Capital Stock of the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

(f) in connection with an acquisition by the Company or by any of its Restricted Subsidiaries, receive or accept the return to the Company or any of its Restricted Subsidiaries of Capital Stock of the Company or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims; and

(g) purchase fractional shares of the Capital Stock of the Company arising out of stock dividends, splits or combinations or business combinations.

      Any Restricted Payment described in the preceding clauses (c) through (g) made since June 25, 2002 shall be excluded in the calculation of the amount of Restricted Payments.

      Limitation on Liens. The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens or Liens securing Senior Debt) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom securing any Debt of the Company or any Subsidiary Guarantor, unless

(a) if such Lien secures Senior Subordinated Debt pari passu to the Notes or any Subsidiary Guaranty, the Notes or the applicable Subsidiary Guaranty are secured on an equal and ratable basis with such Debt; and

(b) if such Lien secures Subordinated Debt, such Lien shall be subordinated to a Lien securing the Notes or the applicable Subsidiary Guaranty in the same Property as that securing such Lien to the same extent as such Subordinated Debt is subordinated to the Notes and the Subsidiary Guaranties.

      Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(b) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents; provided, however, that the amount of (1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of any such Property pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (2) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 30 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for the purposes of this provision;

(c) no Default or Event of Default would occur as a result of such Asset Sale; and

(d) the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the preceding clauses (a), (b) and (c).

      The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(a) to Repay Senior Debt of the Company or any Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

(b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

      Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day period and that shall not have been completed or abandoned shall constitute “Excess Proceeds;” provided, further, that the amount of any Net Available Cash applied to complete a Senior Notes Prepayment Offer which is commenced within 365 days from the date of the receipt of such Net Available Cash shall be deemed to have been applied within such 360-day period; provided, further, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute “Excess Proceeds.”

      When the aggregate amount of Excess Proceeds exceeds $5.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to repurchase (the “Notes Prepayment Offer”) the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero. The term “Allocable Excess Proceeds” will mean the product of:

(a) the Excess Proceeds and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Notes Prepayment Offer, and

(2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Notes Prepayment Offer and the aggregate principal amount of other

Debt of the Company outstanding on the date of the Notes Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Notes Prepayment Offer.

      Within five business days after the Company is obligated to make a Notes Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Notes Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

      Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

(b) make any loans or advances to the Company or any other Restricted Subsidiary; or

(c) transfer any of its Property to the Company or any other Restricted Subsidiary.

      The preceding limitations will not apply:

(1) with respect to clauses (a), (b) and (c), to restrictions:

(A) in effect on the Issue Date (including, without limitation, restrictions pursuant to the Senior Credit Facility);

(B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company; or

(C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restrictions are not materially less favorable, taken as a whole, to the holders of Notes than those under the agreement evidencing the Debt so Refinanced; and

(2) with respect to clause (c) only, to restrictions:

(A) relating to Debt that is permitted to be Incurred and secured pursuant to the covenants described under “— Limitation on Debt” and “— Limitation on Liens” that limit the right of the debtor to dispose of the Property securing such Debt;

(B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

(D) customary restrictions contained in stock or asset sale agreements limiting the transfer of such Property pending the closing of such sale;

(E) customary restrictions contained in joint venture agreements entered into in the ordinary course of business and in good faith; or

(F) reasonable and customary borrowing base covenants set forth in agreements evidencing Debt otherwise permitted by the Indenture.

      Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are:

(1) set forth in writing;

(2) in the best interest of the Company or such Restricted Subsidiary, as the case may be; and

(3) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company, or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary;

(b) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (3) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; and

(c) if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

      Notwithstanding the preceding limitation, the following shall not be Affiliate Transactions:

(a) any transaction or series of related transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

(b) any Restricted Payment permitted to be made pursuant to the covenant described under “— Limitation on Restricted Payments” or any Permitted Investment;

(c) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary and approved by the Board of Directors in good faith;

(d) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions;

(e) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate;

(f) agreements in effect on June 25, 2002 and disclosed in the Offering Memorandum for the Initial Senior Subordinated Notes (other than the Management Services Agreements), without regard to any modifications, extensions or renewals thereof; and

(g) the Management Services Agreements, provided that payments made by the Company or any of its Restricted Subsidiaries under such agreements do not exceed $3.5 million in any fiscal year.

      Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if the Subsidiary to be so designated:

(a) does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary,

(b) has no Debt other than Debt:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (B) is directly or indirectly liable as a Guarantor or otherwise, or (C) constitutes the lender; provided, however, the Company or a Restricted Subsidiary may loan, advance or extend credit to, or Guarantee the Debt of, an Unrestricted Subsidiary at any time following the date such Subsidiary is designated as an Unrestricted Subsidiary in accordance with the covenant described under “— Limitation on Restricted Payments;”

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Notes or any Guarantee permitted by the proviso to the preceding clause (1)) of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or other Property of the Company or any of its Restricted Subsidiaries, except for Debt that has been Guaranteed as permitted by the proviso to the preceding clause (1);

(c) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(d) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(e) has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries; and

(f) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

      Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

      Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

      The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt,” and

(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

      Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate that:

(a) certifies that such designation or redesignation complies with the preceding provisions; and

(b) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

      Future Subsidiary Guarantors. The Company shall cause each Person that becomes a Domestic Restricted Subsidiary following the Issue Date to execute and deliver to the Trustee a supplemental indenture to the Indenture providing for a Subsidiary Guaranty at the time such Person becomes a Domestic Restricted Subsidiary.

      Limitation on Company’s Business. The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, engage in any business other than the Permitted Business.

      Limitation on Layered Debt. The Company shall not, and shall not permit any Subsidiary Guarantor to, Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to the Notes or the Subsidiary Guaranty, as the case may be. In addition, no Subsidiary Guarantor shall Guarantee, directly or indirectly, any Debt of the Company that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee is expressly subordinate in right of payment to, or ranks pari passu with, the Subsidiary Guaranty of such Subsidiary Guarantor.

      Covenant Suspension. During any period of time that:

(a) the Notes have Investment Grade Ratings from both Rating Agencies; and

(b) no Default or Event of Default has occurred and is continuing under the Indenture,

the Company and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

•	“— Maintenance of Consolidated Net Worth;”

•	“— Limitation on Debt;”

•	“— Limitation on Restricted Payments;”

•	“— Limitation on Asset Sales;”

•	“— Limitation on Restrictions on Distributions from Restricted Subsidiaries;”

•	“— Limitation on Transactions with Affiliates;”

•	clause (x) of the fourth paragraph (and such clause (x) as referred to in the second paragraph) of “— Designation of Restricted and Unrestricted Subsidiaries;”

•	“— Limitation on Company’s Business;” and

•	clauses (e) and (f) of the first and second paragraphs of “— Merger, Consolidation and Sale of Property”

(collectively, the “Suspended Covenants”). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of the covenant described above under “— Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from the Issue Date, it being understood that no actions taken by the Company or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants.

Merger, Consolidation and Sale of Property

      The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly-Owned Restricted Subsidiary into the Company or, subject to compliance with the covenant described under “— Limitation on Restricted Payments,” a merger of a Subsidiary Guarantor into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

(a) the Company shall be the Surviving Person or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants of the Indenture to be performed by the Company;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Limitation on Debt;”

(f) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Surviving Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of related transactions; and

(g) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of related transactions and such Subsidiary Guaranty, if any, in respect thereof comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of related transactions have been satisfied.

      The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly-Owned Restricted Subsidiary into such Subsidiary Guarantor or the Company or subject to compliance with covenant described under “— Limitation on Restricted Payments,” a merger of a Subsidiary Guarantor into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

(a) the Surviving Person (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Limitation on Debt;”

(f) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of related transactions; and

(g) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of related transactions and such Subsidiary Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of related transactions have been satisfied.

      The preceding provisions (other than clause (d)) shall not apply to any transaction or series of related transactions which constitutes an Asset Sale if the Company has complied with the covenant described under “— Limitation on Asset Sales.”

      The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture (or of the Subsidiary Guarantor under the Subsidiary Guaranty, as the case may be), but the predecessor company in the case of a lease shall not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the Notes.

Payments for Consents

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Events of Default

      Under the Indenture, an Event of Default includes:

(1) failure to make the payment of any interest, including Special Interest, on the Notes issued under the Indenture when the same becomes due and payable, and such failure continues for a period of 30 days;

(2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes issued under the Indenture when the same becomes due and payable at their Stated Maturity, upon acceleration, redemption, required repurchase or otherwise;

(3) failure to comply with the covenant described under “— Description of the Notes — Merger, Consolidation and Sale of Property;”

(4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the preceding clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

(5) a default under any Debt (other than Non-Recourse Debt) by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $10.0 million (the “cross acceleration provisions”);

(6) any judgment or judgments for the payment of money in an aggregate amount in excess of $10.0 million that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the “judgment default provisions”);

(7) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”); and

(8) any Subsidiary Guaranty relating to the Notes ceasing to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denying or disaffirming its obligations under its Subsidiary Guaranty relating to the Notes (the “guaranty provisions”).

      A Default under clause (4) is not an Event of Default in respect of the Notes, until the Trustee under the Indenture or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

      The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice or the lapse of time would become an Event of Default under the Indenture, its status and what action the Company is taking or proposes to take with respect thereto.

      The Indenture provides that if an Event of Default (other than an Event of Default resulting from the bankruptcy provisions) shall have occurred and be continuing, the Trustee under the Indenture or the holders of not less than 25% in aggregate principal amount of Notes then outstanding under the Indenture may declare to be immediately due and payable the principal amount of all such Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from the bankruptcy provisions shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustees or the holders of the Notes. The Indenture provides that after any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding under the Indenture may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

      Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing under an Indenture, the Trustee thereunder will not be under any obligation to exercise any of its rights or powers under the relevant Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding under an Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Notes.

      No holder of Notes will have any right to institute any proceeding with respect to the Indenture governing such Notes, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) such holder has previously given to the Trustee under the Indenture written notice of a continuing Event of Default;

(b) the holders of at least 25% in aggregate principal amount of such Notes then outstanding under the Indenture have made written request and offered reasonable indemnity to the Trustee under the Indenture to institute such proceeding as trustee; and

(c) the Trustee under the Indenture shall not have received from the holders of a majority in aggregate principal amount of such Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

      However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest, including Special Interest, if any, on, such Note on or after the respective due dates expressed in such Note.

Amendments and Waivers

      Subject to certain exceptions, the Indenture and the Notes issued thereunder may be amended with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding under the Indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding Note) with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding under the Indenture. However, without the consent of each holder of an outstanding Note under the Indenture, no amendment to the Indenture may, among other things,

(1) reduce the amount of Notes whose holders must consent to an amendment or waiver under the Indenture;

(2) reduce the rate of, or extend the time for payment of interest on, any Note issued under the Indenture;

(3) reduce the principal of, or extend the Stated Maturity of, any Note issued under the Indenture;

(4) make any Note payable in money other than that stated in the Note;

(5) impair the right of any holder of the Notes to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes or any Subsidiary Guaranty;

(6) release any security interest that may have been granted in favor of the holders of the Notes under the Indenture other than pursuant to the terms of such security interest;

(7) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under “— Description of the Notes — Optional Redemption;”

(8) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the offer relating thereto must be made or at which the Notes must be repurchased pursuant to such offer;

(9) at any time after the Company is obligated to make an offer with the excess proceeds from Asset Sales or as a result of a failure to maintain the specified Consolidated Net Worth for the specified period, each as provided in the Indenture, change the time at which such offer must be made or at which the Notes must be repurchased pursuant thereto;

(10) make any change to the subordination provisions of the Indenture that would adversely affect the holders of the Notes, or

(11) make any change in any Subsidiary Guaranty that would adversely affect in any material respect the holders of the Notes under the Indenture.

      The Indenture and the Notes issued thereunder may be amended by the Company, the Subsidiary Guarantors and the Trustee without the consent of any holder of the Notes to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a Surviving Person of the obligations of the Company under the Indenture or of a Subsidiary Guarantor under the Indenture and its Subsidiary Guaranty;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add additional Guarantees with respect to the Notes or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of the Indenture;

(5) secure the Notes, add to the covenants of the Company for the benefit of the holders of the Notes or surrender any right or power conferred upon the Company;

(6) make any change that does not adversely affect in any material respect the rights of any holder of the Notes under the Indenture;

(7) make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions;

(8) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

(9) provide for the issuance of additional Notes in accordance with the Indenture.

      No amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their

Representative) consents to such change. The consent of the holders of Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each holder of the Notes affected thereby at such holder’s address appearing in the Security Register for the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of any such Notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

      The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate:

(1) its obligations under the covenants described under “— Description of the Notes — Repurchase at the Option of Holders Upon a Change of Control” and “— Certain Covenants” (except the covenant described under “Limitation on Layered Debt”);

(2) the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guaranty provisions described under “— Events of Default” above; and

(3) the limitations contained in clauses (e) and (f) under the first and second paragraphs of “— Description of the Notes — Merger, Consolidation and Sale of Property” (“covenant defeasance”).

      The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

      If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under “— Description of the Notes — Certain Covenants” (except the covenant described under “Limitation on Layered Debt”)), (5), (6), (7) (with respect only to Significant Subsidiaries), or (8) under “— Events of Default” above or because of the failure of the Company to comply with clauses (e) and (f) under the first or second paragraphs of “— Description of the Notes — Merger, Consolidation and Sale of Property.” If the Company exercises its legal defeasance option or its covenant defeasance option, any collateral will be released and each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty relating to the Notes.

      The legal defeasance option or the covenant defeasance option may be exercised only if:

(a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to be defeased to maturity or redemption, as the case may be;

(b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to be defeased to maturity or redemption, as the case may be;

(c) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(d) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

(e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(f) in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

(1) the Company has received from the Internal Revenue Service a ruling; or

(2) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes to be defeased will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

(g) in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the holders of the Notes to be defeased will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(h) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be defeased have been complied with as required by the Indenture.

Commission Reports

      Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee and holders of Notes with such annual reports (other than an annual report on Form 11-K or any successor form) and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed with the Commission and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings.

Governing Law

      The Indenture and the Notes are governed by the internal laws of the State of New York.

The Trustee

      Wells Fargo Bank, National Association is the Trustee under the Indenture.

      Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Certain Definitions

      Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

      Whenever the covenant or default provisions or definitions in the Indenture refer to an amount in U.S. dollars, that amount will be deemed to refer to the U.S. Dollar Equivalent of the amount of any obligation denominated in any other currency or currencies, including composite currencies. Any determination of U.S. Dollar Equivalent for any purpose under either Indenture will be determined as of a date of determination as described in the definition of “U.S. Dollar Equivalent” and, in any case, no subsequent change in the U.S. Dollar Equivalent after the applicable date of determination will cause such determination to be modified.

      “Acquired Debt” means Debt of a Person outstanding on the date on which such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

      “Additional Assets” means:

(a) any Property (other than cash, Cash Equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business; or

(b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Permitted Business.

      “Additional Notes” means any Notes (other than the Exchange Notes) issued under the Indenture in accordance therewith as part of the same series as the Notes or as an additional series.

      “Additional Senior Notes” means any Senior Notes (other than Initial Senior Notes and Senior Exchange Notes) issued under the Senior Notes Indenture in accordance with Sections 2.02 and 4.10 thereof, as part of the same series as the Initial Senior Notes or as an additional series.

      “Additional Senior Subordinated Notes” means any Senior Subordinated Notes (other than Initial Senior Subordinated Notes and Senior Subordinated Exchange Notes) issued under the Senior Subordinated Notes Indenture in accordance with Sections 2.02 and 4.10 thereof, as part of the same series as the Initial Senior Subordinated Notes or as an additional series.

      “Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

(b) any other Person who is a director or executive officer of:

(1) such specified Person;

(2) any Subsidiary of such specified Person; or

(3) any Person described in clause (a) above.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the preceding. For purposes of the covenants described under “— Certain Covenants — Limitation on Transactions with Affiliates” and “— Limitation on Asset Sales,” and the definition of “Additional Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company.

      “Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), or

(b) any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

      other than, in the case of clause (a) or (b) above,

(1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Restricted Subsidiary,

(2) any disposition that constitutes a Permitted Investment, a Restricted Payment or Debt under a Warehouse Facility permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments” or “— Limitation on Debt,”

(3) any disposition effected in compliance with the first paragraph of the covenant described under “— Merger, Consolidation and Sale of Property,”

(4) any disposition of cash or Cash Equivalents, and

(5) any disposition or series of related dispositions of Property with an aggregate Fair Market Value and for net proceeds, of less than $1.0 million.

      “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b) in all other instances, the greater of:

(1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction; and

(2) the present value (discounted at the interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

      “Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

      “Board of Directors” means the Board of Directors of the Company or any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of the Company.

      “Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of “— Certain Covenants — Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

      “Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

      “Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company, including the Fair Market Value of Property other than cash, received from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after June 25, 2002 (and in no event received in connection with the merger of Engle Holdings Corp. with and into Newmark Homes Corp.), net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      “Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of such state is pledged in support thereof) and, at the time of acquisition thereof, having credit ratings of at least AA- (or the equivalent) by S&P and at least Aa3 (or the equivalent) by Moody’s;

(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank organized in the United States of America or Canada, the long-term debt of which is rated at the time of acquisition thereof at least AA-(or the equivalent) by S&P and at least Aa3 (or the equivalent) by Moody’s, and having combined capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof in one of the two highest categories obtainable from both S&P and Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6) interests in any investment company or money market fund substantially all of the assets of which are of the type specified in clauses (1) through (5) above.

      “Change of Control” means the occurrence of any of the following events:

(a) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the preceding), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly-Owned

Restricted Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person, or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged all or in part for other Voting Stock of the Company or for Voting Stock of the Surviving Person; and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Commission” means the U.S. Securities and Exchange Commission.

      “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes being redeemed.

      “Comparable Treasury Price” means, with respect to any redemption date:

(a) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities;” or

(b) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.

      “Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating all current maturities of long term Debt.

      “Consolidated Debt” means, as of any date of determination, the total Debt of the Company and its consolidated Restricted Subsidiaries.

      “Consolidated Debt to Consolidated Tangible Net Worth Ratio” means, as of any date of determination, the ratio of:

(a) Consolidated Debt to

(b) Consolidated Tangible Net Worth.

      For purposes of this ratio, pro forma effect shall be given to any Debt to be Incurred or repaid on the date of determination, and if the Debt that is the subject of a determination under this provision is Debt to be Incurred in connection with the simultaneous acquisition of any Person, business or Property, then such ratio shall be determined on a pro forma basis, as if the transaction had occurred on the date of determination.

      “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of:

(a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

(b) Consolidated Interest Incurred for such four fiscal quarters;

      provided, however, that:

(1) if

(A) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense and Consolidated Interest Incurred for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that the amount of Debt Incurred under revolving credit facilities shall be deemed to be the average daily balance of such Debt during such four quarter period (or any shorter period in which such facilities are in effect) and provided, further in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt; and

(2) if

(A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

(C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

      If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

      “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

(a) interest expense attributable to Capital Lease Obligations;

(b) amortization of debt discount and debt issuance cost, including commitment fees;

(c) capitalized interest;

(d) non-cash interest expense;

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(f) net costs associated with Hedging Obligations (including amortization of fees);

(g) Disqualified Stock Dividends;

(h) Preferred Stock Dividends;

(i) interest Incurred in connection with Investments in discontinued operations;

(j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary;

(k) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust; and

(l) all interest amortized to cost of sales in such period.

      “Consolidated Interest Incurred” means, for any period, Consolidated Interest Expense, but excluding any interest amortized to cost of sales in such period.

      “Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(1) subject to the exclusion contained in clause (d) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below); and

(2) the Company’s equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(b) for purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition;

(c) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1) subject to the exclusion contained in clause (d) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

(2) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries that is not sold or otherwise disposed of in the ordinary course of business;

(e) any extraordinary, non-recurring or unusual gain or loss;

(f) the cumulative effect of a change in accounting principles; and

(g) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the preceding, for purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

      “Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a) the excess of cost over fair market value of assets or businesses acquired;

(b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding June 25, 2002 as a result of a change in the method of valuation in accordance with GAAP;

(c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(e) treasury stock;

(f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(g) Investments in and assets of Unrestricted Subsidiaries.

      “Consolidated Net Worth” means, as of any date of determination, the stockholders’ equity of the Company and its consolidated Restricted Subsidiaries as of such date, as determined in accordance with GAAP.

      “Consolidated Tangible Net Worth” means, as of any date of determination, the Consolidated Net Worth less the Intangible Assets.

      “Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof by a lender or syndicate of lenders.

      “Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of, premium (if any) and any other obligations in respect of:

(1) debt of such Person for money borrowed; and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be (x) the accreted value thereof at such date in the case of any Debt that does not require current payments of interest, (y) the outstanding balance of all unconditional obligations as described above at such date and (z) the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (f) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt;” or

(2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clause.

      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

      “Designated Senior Debt” means:

(a) any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $25.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officers’ Certificate delivered to the Trustee as “Designated Senior Debt” of the Company for purposes of the Indenture,

(b) any Senior Debt outstanding under the Senior Credit Facility, and

(c) any Senior Debt outstanding under the Senior Notes Indenture.

      “Disqualified Stock” means any Capital Stock of the Company or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or other Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), 30 days after the Stated Maturity of the Notes.

      “Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly-Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

      “Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

      “EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1) the provision for taxes based on income or profits or utilized in computing net loss,

(2) Consolidated Interest Expense,

(3) depreciation,

(4) amortization of intangibles, and

(5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period), minus

(b) all non-cash items increasing Consolidated Net Income for such period.

Notwithstanding the preceding clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

      “Equity Offering” means any public or private offering of common stock of the Company other than to an Affiliate of the Company.

      “Event of Default” has the meaning set forth under “— Events of Default.”

      “Exchange Act” means the Securities Exchange Act of 1934.

      “Exchange Notes” means new notes of the Company issued in a registered offer made pursuant to a registration statement filed with, and declared effective by, the Commission offering to exchange such new notes for the Notes and the Additional Notes, provided that such new notes have terms substantially identical in all material respects to the Notes and the Additional Notes for which such offer is being made.

      “Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $5.0 million (or $10.0 million in the case of an Investment made for the contribution of real property), by any Officer of the Company, or

(b) if such Property has a Fair Market Value in excess of $5.0 million (or $10.0 million in the case of an Investment made for the contribution of real property), by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction, delivered to the Trustee.

      “Foreign Restricted Subsidiary” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

      “GAAP” means United States generally accepted accounting principles as in effect from time to time.

      “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business; or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

      “Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement.

      “Holder” means a Person in whose name a Note is registered in the security register for such Note.

      “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the preceding); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

      “Independent Financial Advisor” means an investment banking firm of national standing or any third party appraiser that is determined by a majority of the independent directors of the Company to be reasonably competent to issue an opinion or valuation with respect to the matter for which the Company has engaged it, provided that such firm or appraiser is not an Affiliate of the Company.

      “Initial Senior Notes” means the $200.0 million in aggregate principal amount of Senior Notes issued under the Senior Notes Indenture on June 25, 2002.

      “Initial Senior Subordinated Notes” means the $150.0 million aggregate principal amount of notes issued under the Senior Subordinated Notes Indenture on June 25, 2002.

      “Intangible Assets” means, as of any date of determination, the amount (to the extent reflected in determining the stockholders’ equity of the Company and its consolidated Restricted Subsidiaries) of (1) all write-ups (other than write-ups of tangible assets of a going concern business) made within 12 months after the acquisition of such business in the book value of any asset, and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, in each case as of such date.

      “Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

      “Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt (other than endorsements of negotiable instruments in the ordinary course business) issued by, any other Person. For purposes of the covenants described under “— Certain Covenants — Limitation on Restricted Payments” and “— Designation of Restricted and Unrestricted Subsidiaries” and the definition of “Restricted Payment,” the term “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

      “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

      “Issue Date” means December 21, 2004.

      “Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the preceding).

      “Management Services Agreements” means the Management Services Agreement, dated June 1, 2000, by and between Techolym, L.P. and Newmark Homes Corp. and any management services agreements entered into between Techolym, L.P. and Engle Homes, Inc. on substantially the same terms (except as to fees), in each case as may be amended from time to time.

      “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

      “Mortgage” means a first priority mortgage or first priority deed of trust on improved real property.

      “Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale;

provided, however, that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or its Restricted Subsidiaries from escrow.

      “Non-Recourse Debt,” with respect to any Person, means Debt of such Person for which the sole legal recourse for collection of principal and interest on such Debt is against the specific property identified in the instruments evidencing or securing such Debt, and such property was acquired with the proceeds of such Debt, or such Debt was Incurred within 90 days after the acquisition of such property.

      “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, Chief Accounting Officer, the Secretary, the Treasurer or any Vice President of the Company.

      “Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

      “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

      “Permitted Business” means the housebuilding and home sales businesses and any business that is related, ancillary or complementary to the housebuilding and home sales businesses.

      “Permitted Holders” means Technical Olympic, Inc. and Technical Olympic S.A. or any Person of which either of the preceding companies “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with the other company, at least a majority of the total voting power of the Voting Stock of such Person.

      “Permitted Investment” means any Investment by the Company or a Restricted Subsidiary in:

(a) the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Permitted Business;

(b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person’s primary business is a Permitted Business;

(c) cash or Cash Equivalents;

(d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(e) receivables or loans owing to the Company or a Restricted Subsidiary made in connection with the sale of any Property otherwise permitted under the Indenture;

(f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g) loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $2.0 million in the aggregate at any one time outstanding;

(h) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

(i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (A) an Asset Sale consummated in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales” or (B) any disposition of Property not constituting an Asset Sale; and

(j) other Investments made for Fair Market Value that do not exceed $20.0 million in the aggregate outstanding at any one time.

      “Permitted Junior Securities” means:

(1) Capital Stock in the Company or any Subsidiary Guarantor; or

(2) debt securities that are subordinated to all Senior Debt and debt securities that are issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and Subsidiary Guaranties are subordinated to Senior Debt under the Indenture and have a Stated Maturity after (and do not provide for scheduled principal payments prior to) the Stated Maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt;

provided, however, that, if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

      “Permitted Liens” means:

(a) Liens to secure Debt under Credit Facilities and intercompany loans pledged as security for Senior Debt permitted to be Incurred under the covenant described under “— Certain Covenants — Limitation on Debt;”

(b) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt” provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

(c) Liens to secure Debt permitted to be Incurred under clause (g) or (k) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt” provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than, in the case of Debt Incurred under such clause (g), the mortgages, promissory Notes and other collateral that secures mortgage loans made by the Company or any of its Restricted Subsidiaries and, in the case of Debt Incurred under such clause (k), the collateral that secures the relevant Non-Recourse Debt;

(d) Liens to secure Debt permitted to be Incurred under clause (i) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt” provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than Property of the Foreign Restricted Subsidiary which incurs such Debt;

(e) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(f) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(g) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, payment or performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(h) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

(i) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(j) pledges or deposits by the Company or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure standby letters of credit or public or statutory obligations of the Company, or deposits for the payment of rent, or deposits made pursuant to option agreements for land or other real property, in each case Incurred in the ordinary course of business;

(k) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(l) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clauses (b), (h) or (i) above or (q) below; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clauses (b), (h) or (i) above or (q) below, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

(m) Liens securing any Hedging Obligation;

(n) rights of banks to set off deposits against Debt owed to such banks;

(o) legal or equitable Liens deemed to exist by reason of negative pledge covenants and other covenants or undertakings of a like nature;

(p) [reserved];

(q) Liens existing on the Issue Date not otherwise described in clauses (a) through (p) above; and

(r) Liens not otherwise permitted by clauses (a) through (q) above encumbering Property having an aggregate Fair Market Value not in excess of 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date any such Lien shall be Incurred.

      “Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced; and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

(c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor; or

(y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

      “Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

      “Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly-Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

      “pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of any Indenture, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

      “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

      “Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; and

(b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of the Property being financed, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

      “Rating Agencies” means Moody’s and S&P.

      “Reference Treasury Dealer” means Salomon Smith Barney Inc. and its successors; provided, however, that if it shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

      “Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

      “Refinance” means, in respect of any Debt, to refinance, extend, renew, restructure, replace, refund, or Repay, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

      “Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenant described under “— Certain Covenants — Limitation on Asset Sales” and the definition of “Consolidated Interest Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

      “Representative” means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

      “Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if a Restricted Subsidiary is not a Wholly-Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Debt (other than the purchase, repurchase or other acquisition of any Subordinated Debt purchased (A) in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or (B) to the extent of Excess Proceeds remaining after compliance with the provisions of the Indenture described under “— Certain Covenants — Limitation on Asset Sales” and to the extent required by any similar covenant contained in the indenture or other agreement or instrument pursuant to which such Subordinated Debt was issued;

(d) any Investment (other than Permitted Investments) by the Company or any Restricted Subsidiary in any Person; or

(e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

      “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

      “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person, and the Company or a Restricted Subsidiary leases it from such Person.

      “S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

      “Securities Act” means the Securities Act of 1933.

      “Senior Credit Facility” means the credit agreement, dated as of June 25, 2002, by and among the Company, Citicorp North America, Inc., as Administrative Agent, and the several banks and other financial institutions or entities from time to time parties thereto, including any Notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits or schedules to any of the preceding, as any or all of such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that Refinances any or all of such agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise.

      “Senior Debt” of the Company means all of its obligations with respect to Debt, whether outstanding on the Issue Date of the Notes or thereafter Incurred, and shall include (i) all obligations for interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-filing interest is allowed in such proceeding and (ii) all fees, expenses and indemnities and all other amounts payable with respect to Debt; provided, however, that Senior Debt shall not include:

(A) any obligation in respect of the Notes or other Debt of the Company that is by its terms subordinate or pari passu in right of payment to the Notes;

(B) any Debt Incurred in violation of the provisions of the Indenture;

(C) any obligation of the Company to any Subsidiary; or

(D) any obligations with respect to any Capital Stock of the Company.

      To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. “Senior Debt” of any Subsidiary Guarantor has a correlative meaning and shall not include any obligation of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company.

      “Senior Exchange Notes” means new notes of the Company issued in a registered offer made pursuant to a registration statement filed with, and declared effective by, the Commission offering to exchange such new notes for Senior Notes, provided that such new notes have terms substantially identical in all material respects to the Senior Notes for which such offer is being made.

      “Senior Notes” means the 9% Senior Notes due 2010 of the Company (initially issued June 25, 2002).

      “Senior Notes Indenture” means the Indenture, dated as of June 25, 2002, as amended, by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, N.A.), as Trustee, governing the Company’s Senior Notes.

      “Senior Notes Prepayment Offer” has the meaning set forth under “Prepayment Offer” in the Senior Notes Indenture.

      “Senior Subordinated Debt” of the Company means the Notes and any other subordinated Debt of the Company that specifically provides that such Debt is to rank pari passu with the Notes and is not subordinated by its terms to any other subordinated Debt or other obligation of the Company which is not Senior Debt. “Senior Subordinated Debt” of any Subsidiary Guarantor has a correlative meaning.

      “Senior Subordinated Exchange Notes” means new notes of the Company issued in a registered offer made pursuant to a registration statement filed with, and declared effective by, the Commission offering to exchange such new notes for Senior Subordinated Notes, provided that such new notes have terms substantially identical in all material respects to the Senior Subordinated Notes for which such offer is being made.

      “Senior Subordinated Notes” means the 10 3/8% Senior Subordinated Notes due 2012 of the Company (initially issued June 25, 2002).

      “Senior Subordinated Notes Indenture” means the Indenture, dated as of June 25, 2002, as amended, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association), as Trustee, governing the Company’s Senior Subordinated Notes.

      “Senior Subsidiary Guaranty” means a Guarantee on the terms set forth in the Senior Notes Indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the Senior Notes.

      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

      “Special Interest” has the meaning described under “— Principal, Maturity and Interest.”

      “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

      “Subordinated Debt” means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or any Subsidiary Guaranty pursuant to a written agreement to that effect.

      “Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person;

(b) such Person and one or more Subsidiaries of such Person; or

(c) one or more Subsidiaries of such Person.

      “Subsidiary Guarantor” means each Domestic Restricted Subsidiary of the Company on the Issue Date, except WPines Developers, L.L.C., and Woodland Pines, L.P., and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under “— Certain Covenants — Future Subsidiary Guarantors” or who otherwise executes and delivers a supplemental indenture providing for a Subsidiary Guaranty to the Trustee.

      “Subsidiary Guaranty” means a Guarantee on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.

      “Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of the covenant described under “— Merger, Consolidation and Sale of Property” a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

      “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

      “Unrestricted Subsidiary” means:

(a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “— Certain Covenants —

Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

      “U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on a day not more than two business days prior to such determination.

      “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

      “Voting Stock” of any Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      “Warehouse Facility” means one or more Credit Facilities and related mortgage note purchase and sale agreements to finance the making of mortgage loans originated by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

      “Wholly-Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company or its other Wholly-Owned Restricted Subsidiaries.

Book-Entry System

      The Notes were, and will be, initially issued in the form of Global Securities registered in the name of The Depository Trust Company (“DTC”) or its nominee.

      Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the Notes represented by such Global Security purchased by such Persons in the offering. Ownership of beneficial interests in a Global Security will be limited to Persons that have accounts with DTC (“participants”) or Persons that may hold interests through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

      All payments on Notes represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented thereby for all purposes under the Indenture. The Company has been advised by DTC that upon receipt of any payment on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

      A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to another nominee of DTC or to DTC or to a successor depositary to DTC or its nominee. A Global Security will be exchanged for certificated Notes only if:

(a) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor depositary within 90 days;

(b) the Company in its discretion at any time determines not to have all the Notes represented by such Global Security; or

(c) an Event of Default with respect to the Notes represented by such Global Security has occurred and is continuing and the Trustee has received a request from DTC to issue certificated Notes in lieu of such Global Security.

      Any Global Security that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the preceding, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated Notes,

(a) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

(b) payment of principal of, and premium, if any, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registerable, at the office or agency of the Company maintained for such purposes, and

(c) no service charge will be made for any registration of transfer or exchange of the certificated Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

      So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Security for all purposes under the Indenture and the Notes. Except as set forth above, owners of beneficial interests in a Global Security will not be entitled to have the Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Although DTC has agreed to the preceding procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or the Initial Purchaser will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

      Anyone who receives this prospectus and registration statement may obtain a copy of the Indenture and registration rights agreement without charge by writing to Technical Olympic USA, Inc., 4000 Hollywood Boulevard, Suite 500 N, Hollywood, Florida 33021, Attention: General Counsel.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Federal Income Tax Considerations of the Exchange of Old Notes for New Notes

      The following discussion is a summary of the material federal income tax considerations relevant to the exchange of old notes for new notes. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

      We believe that the exchange of old notes for new notes under the exchange offer will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the old notes immediately before the exchange.

Federal Income Tax Considerations of Ownership and Disposition of New Notes

      The following summary describes the material U.S. federal income tax consequences and, in the case of non-U.S. holders, U.S. federal estate tax consequences, of the acquisition, ownership and disposition of the new notes by investors who had originally purchased the old notes at the initial offering price. This summary does not discuss all of the aspects of U.S. federal income and estate taxation which may be relevant to investors in light of their particular investment or other circumstances. In addition, this summary does not discuss any U.S. state or local income or foreign income or other tax consequences. This summary is based upon the provisions of the Code, Treasury Regulations, rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. The discussion below deals only with the new notes held as capital assets within the meaning of the Code, and does not address holders of the new notes that may be subject to special rules. Holders that may be subject to special rules include:

•	U.S. expatriates;

•	financial institutions;

•	insurance companies;

•	tax-exempt entities;

•	dealers in securities or currencies;

•	traders in securities;

•	holders whose functional currency is not the U.S. dollar; and

•	persons that hold the new notes as part of a straddle, hedge, conversion or other integrated transaction.

      The following discussion does not address the U.S. federal income tax consequences of persons who hold the new notes through a partnership or other pass-through entity. You should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the new notes that may be applicable to you.

U.S. Federal Income Tax Consequences to U.S. Holders

      For purposes of the following discussion, a “U.S. holder” is a beneficial owner of a new note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if, (i) the trust is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in section 7701(a)(30) of the Code or (ii) such trust has a valid election in place to be treated as a United States person.

Stated Interest

      Interest on a new note will generally be taxable to a U.S. holder as ordinary interest income at the time that the interest is received or is accrued in accordance with the U.S. holder’s method of accounting for federal income tax purposes.

Dispositions

      Upon the sale, exchange, retirement, redemption or other taxable disposition of a new note, a U.S. holder generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition and the U.S. holder’s tax basis in the new note. The amount realized on the disposition of the new note will not include any amount received that is attributable to accrued but unpaid interest, which will be treated in the manner described above under “Stated Interest.” A U.S. holder’s tax basis in a new note generally will equal the U.S. holder’s cost of the new note. Gain or loss recognized by a U.S. holder on the taxable disposition of a new note generally will be capital gain or loss. The capital gain or loss will be long-term capital gain or loss if the new note has been held for more than one year at the time of the disposition. Long-term capital gain recognized by a non-corporate U.S. holder generally will be subject to a maximum tax rate which currently is 15%. Subject to limited exceptions, capital losses cannot be used to offset ordinary income.

Backup Withholding

      In general, “backup withholding” (currently at a rate of 28%) may apply:

•	to payments of principal and interest made on a new note; and

•	to payment of the proceeds of a sale or exchange of a new note (including at maturity), that are made to a non-corporate U.S. holder if the holder fails to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, provided the correct information is furnished to the Internal Revenue Service.

U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders

      For the purposes of the following discussion, a non-U.S. holder is a beneficial owner of a new note that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, estate or trust that is not a U.S. holder.

      Under present U.S. federal income and estate tax law and subject to the discussion of backup withholding below:

(a) payments of principal, premium, if any, and interest on a new note by us or any of our paying agents to a non-U.S. holder will not be subject to withholding of U.S. federal income tax (which is imposed at a rate of 30% (unless reduced by an applicable treaty)), provided that in the case of interest:

•	the non-U.S. holder does not directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our voting stock within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder;

•	the non-U.S. holder is not (1) a controlled foreign corporation that is related, directly or indirectly, to us through sufficient stock ownership, or (2) a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code of 1986; and

•	either (1) the beneficial owner of the new note certifies to us or our paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the new note on behalf of the beneficial owner certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the beneficial owner, has received from the beneficial owner a statement, under penalties of perjury, that it is not a “United States person” and provides the payor with a copy of this statement,

(b) a non-U.S. holder will not be subject to U.S. federal income tax on any gain or income realized on the sale, exchange, redemption, retirement at maturity or other disposition of a new note (provided that, in the case of proceeds representing accrued interest, the conditions described in paragraph (a) above are met) unless:

•	in the case of gain, the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year and specific other conditions are met; or

•	the gain is effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder and, if an income tax treaty applies, is generally attributable to a U.S. “permanent establishment” maintained by the non-U.S. holder; and

(c) a new note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. federal estate tax as a result of death if, at the time of death:

•	the individual did not directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder; and

•	the interest payments on the new note would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

      Because U.S. federal tax law uses different tests to determine whether an individual is a non-resident alien for income tax and estate tax purposes, some individuals may be “non-U.S. holders” for purposes of the U.S. federal income tax discussion but not the U.S. federal estate tax discussion, and vice versa.

      Although exempt from the withholding tax on interest discussed in the preceding paragraph (a), a non-U.S. holder may be subject to U.S. federal income tax with respect to interest or gain relating to a new note on a net basis at the same rates generally applicable to U.S. persons if the non-U.S. holder is engaged in a trade or business in the United States and said interest or gain is effectively connected with the conduct of this trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a U.S. “permanent establishment” to which the interest or such gain is generally attributable), provided that the holder furnishes a properly executed IRS form W-8 ECI on or before any payment date to claim the exemption from withholding.

      A foreign corporation that is a holder of a new note may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a new note or gain recognized on the disposition of a new note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

      Backup withholding and information reporting generally will not apply to payments made by us or our paying agents, in their capacities as such, to a non-U.S. holder of a new note if the holder has provided the required certification that it is not a United States person as set forth in paragraph (a) above. We or our paying agents may, however, report payments of interest on the new notes. Payments of the proceeds from a disposition by a non-U.S. holder of a new note made to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding, except that information reporting may apply to those payments if the non-U.S. holder fails to provide the required certification that it is not a United States person and the broker is:

•	a United States person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from all sources is effectively connected with a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

      Payments of the proceeds from a disposition by a non-U.S. holder of a new note made to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

      You should consult your own tax advisor regarding application of backup withholding and information reporting in your particular circumstance and the availability of and procedure for obtaining an exemption therefrom under Treasury regulations. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period ending upon the earlier of (1) 180 days after the exchange offer has been completed or (2) the date on which exchanging broker-dealers and the Initial Purchaser no longer own any new notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver a prospectus.

      We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes.

      Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on any resale of the new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      We have agreed that for a period ending upon the earlier of (1) 180 days after the exchange offer has been completed or (2) the date on which exchanging broker-dealers and the Initial Purchaser no longer own any new notes, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

      We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      Certain legal matters relating to the issuance of the new notes will be passed upon for us by Akerman Senterfitt, Miami, Florida.

EXPERTS

      Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports and other information with the Commission. You may read our Commission filings over the Internet at the Commission’s website at http://www.sec.gov. You may also read and copy documents at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available via our website at http://www.tousa.com. We do not intend the information on our website to constitute part of this prospectus and registration statement.

      We incorporate into this prospectus and registration statement by reference the following documents filed by us with the Commission, each of which should be considered an important part of this prospectus and registration statement:

SEC Filing (File No. 001-32322)	Period Covered or Date of Filing

Annual Report on Form 10-K	Year ended December 31, 2003
Quarterly Report on Form 10-Q	Quarters ended March 31, 2004, June 30, 2004 and September 30, 2004
Current Report on Form 8-K, other than any information furnished pursuant to Item 2.02, Item 7.01, Item 9 or Item 12 of Form 8-K	February 10, 2004, March 10, 2004, March 11, 2004, April 16, 2004, April 28, 2004, May 25, 2004, August 24, 2004, September 17, 2004, October 18, 2004, October 28, 2004, November 12, 2004, November 30, 2004, December 2, 2004, December 20, 2004, December 21, 2004, February 17, 2005 and February 22, 2005
All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the termination of the exchange offer, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by Commission rules and regulations	After the date of this prospectus

      Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and registration statement. While any notes remain outstanding, we will make available, upon request, to any beneficial owner and any prospective purchaser of notes any of the documents incorporated by reference in this prospectus and registration statement and the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to us at the following address: 4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida 33021, Attn: General Counsel.

      The information in this prospectus and registration statement may not contain all of the information that may be important to you. You should read the entire prospectus and registration statement, as well as the documents incorporated by reference in the prospectus and registration statement, before making an investment decision.

(TOUSA LOGO)

Technical Olympic USA, Inc.

Exchange Offer for $200,000,000

7 1/2% Senior Subordinated Notes due 2015

PROSPECTUS

                    , 2005

Exchange Agent:

Wells Fargo Bank, National Association

213 Court Street, Suite 703
Middletown, CT 06457

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

      The registrant has adopted the provisions described above in its Certificate of Incorporation. The registrant has also entered into indemnification agreements with each of the members of its board of directors. Under the terms of the indemnification agreements, each director is entitled to the right of indemnification if, by reason of his/her corporate status, he/she is, or is threatened to be made, a party to or participant in any threatened, pending or completed proceedings. The registrant will indemnify each director against expenses, judgments, penalties, etc. actually and reasonably incurred by him/her or on his/her behalf in connection with such proceeding or any claim, issue or matter therein, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his/her conduct was unlawful. The registrant will indemnify each director for all expenses actually and reasonably incurred if he/she is successful on the merits. The indemnification agreements also provide for advancement of reasonable expenses, subject to proper notice being submitted to the registrant.

Item 21.	Exhibits and Financial Statement Schedules

      (a) Exhibits

Exhibit
Number	Description

4.12	Indenture for the 7 1/2% Senior Subordinated Notes due 2015, dated as of December 21, 2004, among Technical Olympic USA, Inc., the subsidiaries named therein and Wells Fargo Bank, National Association, as Trustee.*
4.13	Registration Rights Agreement, dated as of December 21, 2004, among Technical Olympic USA, Inc., the subsidiaries named therein, and Citigroup Global Markets Inc.*
4.14	Form of Technical Olympic USA, Inc. 7 1/2% Senior Subordinated Note due 2015 (included in Exhibit A to Exhibit 4.12).*
5.1	Opinion of Akerman Senterfitt.*
12.1	Calculation of Ratios of Earnings to Fixed Charges.*
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Akerman Senterfitt (included in Exhibit 5.1).*
24.1	Power of Attorney (included in the signature pages of this Registration Statement).*
25.1	Statement of Eligibility of Trustee.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery for notes.*
99.3	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*
99.4	Letter to Clients.*
99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.*

*	Previously filed.

Item 22.	Undertakings

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

TECHNICAL OLYMPIC USA, INC.

By:	/s/ DAVID J. KELLER

David J. Keller
Senior Vice President,
Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Antonio B. Mon	Executive Vice Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Vice President — Chief Accounting Officer (Principal Accounting Officer)	February 22, 2005

* Konstantinos Stengos	Chairman of the Board and Director	February 22, 2005

* Marianna Stengou	Director	February 22, 2005

* Lonnie M. Fedrick	Director	February 22, 2005

* Andreas Stengos	Director	February 22, 2005

* George Stengos	Director	February 22, 2005

* Larry D. Horner	Director	February 22, 2005

Signature	Title	Date

* William A. Hasler	Director	February 22, 2005

* Michael J. Poulos	Director	February 22, 2005

* Susan B. Parks	Director	February 22, 2005

* J. Bryan Whitworth	Director	February 22, 2005

* /s/ DAVID J. KELLER

David J. Keller Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

ENGLE HOMES DELAWARE, INC.

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Antonio B. Mon	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President — Finance and Administration (Principal Financial Officer) and Treasurer	February 22, 2005

/s/ RUSSELL DEVENDORF Russell Devendorf	Director	February 22, 2005

/s/ SORANA L. GEORGESCU Sorana L. Georgescu	Director	February 22, 2005

* Gordon W. Stewart	Director	February 22, 2005

* /s/ DAVID J. KELLER

David J. Keller Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

ENGLE HOMES RESIDENTIAL CONSTRUCTION, L.L.C.

By:	TOUSA Homes, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

ENGLE/JAMES LLC

By:	TOUSA Homes, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

MCKAY LANDING LLC

By:	TOUSA Homes, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

NEWMARK HOMES BUSINESS TRUST

By:	/s/ RANDY L. KOTLER

Randy L. Kotler
Managing Trustee

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RANDY L. KOTLER Randy L. Kotler	Managing Trustee	February 22, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

NEWMARK HOMES, L.L.C.

By:	TOUSA Homes, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

NEWMARK HOMES, L.P.

By:	TOUSA Homes, Inc., its General Partner

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

NEWMARK HOMES PURCHASING, L.P.

By:	Newmark Homes, L.P., its General Partner

By:	TOUSA Homes, Inc., its General Partner

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

PREFERRED BUILDERS REALTY, INC.

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Paul Ackerman	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President and Treasurer (Principal Financial Officer) and Director	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director	February 22, 2005

* /s/ DAVID J. KELLER

David J. Keller Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

SILVERLAKE INTERESTS, L.C.

By:	Newmark Homes, L.P., its Sole Member

By:	TOUSA Homes, Inc., its General Partner

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

TOI, LLC

By:	Technical Olympic USA, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller
Senior Vice President,
Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

* Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

* Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

* Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

* William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

* Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

* Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

* J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

* /s/ DAVID J. KELLER

David J. Keller Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

TOUSA ASSOCIATES SERVICES COMPANY

By:	/s/ PATRICIA M. PETERSEN

Patricia M. Petersen
Vice President and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Clint Ooten	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President, Treasurer (Principal Financial Officer) and Director	February 22, 2005

* Antonio B. Mon	Director	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director	February 22, 2005

* /s/ DAVID J. KELLER

David J. Keller Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

TOUSA DELAWARE, INC.

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Antonio B. Mon	President	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President and Treasurer	February 22, 2005

/s/ RUSSELL DEVENDORF Russell Devendorf	Director	February 22, 2005

/s/ SORANA L. GEORGESCU Sorana L. Georgescu	Director	February 22, 2005

* Gordon W. Stewart	Director	February 22, 2005

* /s/ DAVID J. KELLER

David J. Keller Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

TOUSA FINANCING, INC.

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Antonio B. Mon	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President — Finance and Administration (Principal Financial Officer) and Treasurer	February 22, 2005

* Gordon W. Stewart	Director	February 22, 2005

/s/ SORANA L. GEORGESCU Sorana L. Georgescu	Director	February 22, 2005

/s/ RUSSELL DEVENDORF Russell Devendorf	Director	February 22, 2005

* /s/ DAVID J. KELLER

David J. Keller Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

TOUSA HOMES, INC.

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Antonio B. Mon	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President and Treasurer (Principal Financial Officer) and Director	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director	February 22, 2005

* /s/ DAVID J. KELLER

David J. Keller Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

TOUSA HOMES, L.P.

By:	TOUSA, LLC, its General Partner

By:	Technical Olympic USA, Inc.,

its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller
Senior Vice President,
Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

* Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

* Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

* Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

* William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

* Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

* J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

* /s/ DAVID J. KELLER

David J. Keller Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

TOUSA, LLC

By:	Technical Olympic USA, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller
Senior Vice President,
Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

* Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

* Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

* Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

* William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

* Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

* Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

* J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

* /s/ DAVID J. KELLER

David J. Keller Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

TOUSA VENTURES, LLC

By:	TOUSA Homes, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

EXHIBIT INDEX

Exhibit
Number	Description

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.